Prospectus Supplement	Filed pursuant to Rule 424(b)(5)
(To Prospectus Dated November 25, 2020)	File Nos. 333-250146 and 333-252876

32,923,078 Common Shares

  ________________________________________

Pursuant to this prospectus supplement and the accompanying prospectus, we are offering an aggregate of 32,923,078 common shares to institutional accredited investors. In a concurrent private placement, we are also selling to such investors warrants to purchase an aggregate of up to 16,461,539 common shares (the "Warrants"), which represent 50% of the number of our common shares being issued in this offering. The exercise price of each Warrant is $0.80 per share. Each Warrant will be exercisable six months after the date of issuance and will have a term of five years from the date of issuance. The Warrants and the common shares issuable upon the exercise of the Warrants (the "Warrant Shares") are being offered pursuant to the exemptions provided in Section 4(a)(2) under the Securities Act of 1933, as amended (the "Securities Act"), and Rule 506(b) promulgated thereunder, and they are not being offered pursuant to this prospectus supplement and the accompanying prospectus. We have agreed to register the Warrants and the Warrant Shares under the Securities Act as soon as practicable. Unless otherwise indicate dollar amounts reference herein shall mean United States dollars.

Our common shares are listed on NYSE American under the symbol “TRX.” On February 8, 2021, which represents the last reported sale price of our common shares on NYSE American was $0.78 per common share. There is no established trading market for the Warrants and we do not expect a market to develop. In addition, we do not intend to list the Warrants on the NYSE American, any other national securities exchange or any other trading system.

Investing in our securities involves a high degree of risk. Before making an investment decision, please read “Risk Factors” beginning on page S-7 of this prospectus supplement and any other risk factor included in our base prospectus and in the documents incorporated by reference into this prospectus supplement and base prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

We have retained A.G.P./Alliance Global Partners (the “Placement Agent”) to act as our exclusive placement agent in connection with this offering. The Placement Agent has no obligation to buy any of the securities from us in this offering or to arrange for the purchase or sale of any specific number or dollar amount of securities but will assist us in this offering on a “reasonable best efforts basis”. We have also agreed to pay the Placement Agent the fees set forth in the table below in connection with this offering.

	Per Share(1)	Total
Offering Price	$0.65	$21,400,000
Placement Agent Fees(2)	$0.05	$1,498,000
Proceeds, before expenses, to us(3)	$0.60	$19,902,000

(1)	The offering price per one common share, less the underwriting discount and commissions.

(2)	In addition, we have agreed to reimburse the Placement Agent for certain expenses and to issue to the Placement Agent, or its designees, warrants to purchase up to 1,152,308 common shares (the “Placement Agent Warrants”), which represent 3.5% of the common shares sold in this offering. See “Plan of Distribution” beginning on page S-18 of this prospectus supplement for additional information with respect to the compensation we will pay the Placement Agent.

(3)	The amount of offering proceeds to us presented in this table does not give effect to the exercise, if any, of the Warrants being issued in in the concurrent private placement or the Placement Agent Warrants.

We expect that the delivery of the common shares being offered pursuant to this prospectus supplement and the Warrants being offered pursuant to the concurrent private placement will be made to the investors on or about February 11, 2021.

Sole Placement Agent

A.G.P.

The date of this prospectus supplement is February 9, 2021.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the documents we have filed with the Securities and Exchange Commission (the “SEC”) that are incorporated by reference into this prospectus supplement contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements reflect our current view about future plans, intentions or expectations. These forward-looking statements may be included herein or incorporated by reference in this prospectus supplement and include, in particular, statements about our plans, strategies and prospects and may be identified by terminology such as “may,” “will,” “should,” “expect,” “scheduled,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “aim,” “potential,” or “continue” or the negative of those terms or other comparable terminology. These forward-looking statements are subject to risks, uncertainties and assumptions about us. Although we believe that our plans, intentions and expectations are reasonable, we may not achieve our plans, intentions or expectations.

Important factors that could cause actual results to differ materially from the forward-looking statements we make in this prospectus supplement are set forth in this prospectus supplement under the caption “Risk Factors” and in the reports we have filed or will file with the SEC and which are incorporated by reference herein, including statements under the caption “Risk Factors” and “Forward-Looking Statements” in such reports. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements in this prospectus supplement under the caption “Risk Factors” and in the reports we have filed or will file with the SEC and which are incorporated by reference herein, including statements under the caption “Risk Factors” and “Forward-Looking Statements” in such reports, in which we have disclosed the material risks related to our business. These forward-looking statements involve risks and uncertainties, and the cautionary statements identify important factors that could cause actual results to differ materially from those predicted in any forward-looking statements. We undertake no obligation to update any of the forward-looking statements after the date of this prospectus supplement to conform those statements to reflect the occurrence of unanticipated events, except as required by applicable law. You should read this prospectus supplement and the documents incorporated by reference completely and with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

CAUTIONARY NOTE TO UNITED STATES INVESTORS CONCERNING
TERMINOLOGY OF MINERAL RESERVES AND MINERAL RESOURCES

As an Alberta corporation, Tanzanian Gold Corporation, formerly Tanzanian Royalty Exploration Corporation (the “Company”), is subject to certain rules and regulations issued by Canadian Securities Administrators. The Company files an Annual Report on Form 20-F as its Annual Information Form (“AIF”) with the British Columbia, Alberta and Ontario Securities Commissions via the System for Electronic Document Analysis and Retrieval (“SEDAR”). Under the filing requirements for an AIF, the Company is required to provide detailed information regarding its properties including mineralization, drilling, sampling and analysis, security of samples, and mineral resource and mineral reserve estimates, if any. Further, the Company may describe its properties utilizing terminology such as “Proven Mineral Reserve” or “Probable Mineral Reserve” or “Measured Mineral Resources,” “Indicated Mineral Resources” and “Inferred Mineral Resources” that are permitted by Canadian securities regulations.

United States investors are cautioned not to assume that any part of the mineral deposits, if any, in the “Proven Mineral Reserve” or “Probable Mineral Reserve” or “Measured Mineral Resources,” “Indicated Mineral Resources” and “Inferred Mineral Resources” categories will ever be converted into reserves. On October 31, 2018, the SEC adopted Item 1300 of Regulation S-K (“Item 1300”) to modernize the property disclosure requirements for mining registrants, and related guidance, under the Securities Act and the Exchange Act. All registrants are required to comply with Item 1300 for fiscal years ending after January 1, 2021. Accordingly, the Company must comply with Item 1300 for its fiscal year ending August 31, 2021, and thereafter. Item 1300 uses the Committee for Mineral Reserves International Reporting Standards (“CRIRSCO”) based classification scheme for mineral resources and mineral reserves, that includes definitions for inferred, indicated, and measured mineral resources. Upon the implementation of Item 1300 by the Company, the Company will no longer utilize Industry Guide 7.

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United States investors are cautioned not to assume that any part or all of the mineral deposits identified as an “inferred mineral resource,” “indicated mineral resource,” or “measured mineral resource” will ever be converted to probable mineral reserves or proven mineral reserves as defined by Item 1300 of the SEC regulations. It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category. U.S. investors are cautioned not to assume that part or all of an inferred mineral resource, indicated mineral resource or measured mineral resource is economically mineable.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf registration statement process, we may from time to time offer to sell up to $28,569,000 of our common shares, warrants to purchase common shares, debt securities and units consisting of common shares, warrants, debt securities or any combination of these securities in one or more transactions.

We provide information to you about this offering of our securities in two separate documents that are bound together: (1) this prospectus supplement, which describes the specific details regarding this offering of common shares; and (2) the accompanying base prospectus dated November 25, 2020, included in our registration statements on Form F-3 (SEC File Nos. 333-250146 and 333-252876) which provides general information regarding our common shares, warrants to purchase common shares, debt securities and units consisting of common shares, warrants or debt securities or any combination of these securities and other information some of which may not apply to this offering. If information in this prospectus supplement is inconsistent with the accompanying base prospectus, you should rely on this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date, for example, a document incorporated by reference in this prospectus supplement, the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier dates.

You should read this prospectus supplement, together with the accompanying base prospectus, the documents incorporated by reference in this prospectus supplement and the base prospectus and any free writing prospectus that we have authorized for use in connection with this offering before making an investment decision. You should also read and consider the information in the documents referred to in the sections of this prospectus supplement and the accompanying base prospectus entitled “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.” When we refer to this “prospectus,” we are referring to both this prospectus supplement and the base prospectus combined. You should rely only on the information contained or incorporated by reference in this prospectus supplement or in any free writing prospectus that we have authorized for use in connection with this offering. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

We are not making an offer to sell the securities covered by this prospectus supplement in any jurisdiction in which an offer or solicitation is not permitted or in which the person making the offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

The information appearing in this prospectus supplement, the documents incorporated by reference in this prospectus supplement, and in any free writing prospectus that we have authorized for use in connection with this offering is accurate only as of its respective date, regardless of the time of delivery of the respective document or of any sale of securities covered by this prospectus supplement. You should not assume that the information contained in or incorporated by reference in this prospectus supplement or in any free writing prospectus that we have authorized for use in connection with this offering, is accurate as of any date other than the respective dates thereof.

Purchasers of our securities in this offering are advised that none of the securities will be qualified for distribution in any jurisdiction of Canada, and may not be traded through the facilities of the Toronto Stock Exchange or any other Canadian stock exchange, or otherwise in a jurisdiction of Canada. By purchasing the securities in this offering, each purchaser thereof will be deemed to have represented and warranted to the Company that such purchaser (i) is acquiring the securities solely for its own account and beneficial interest for investment purposes, and not for sale or with a view to distribution in Canada, and (ii) has no present intention of selling the securities through the facilities of the Toronto Stock Exchange or any other Canadian stock exchange, or otherwise in a jurisdiction of Canada, and does not presently have any reason to expect a change in such intention.

In this prospectus supplement, “we,” “us,” “our,” “the Company,” and “Tanzanian” refer to Tanzanian Gold Corporation and its subsidiaries, unless the context otherwise requires.

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PROSPECTUS SUMMARY

This summary highlights certain information about us, this offering and information appearing elsewhere in this prospectus supplement and in the documents we incorporate by reference in this prospectus supplement. This summary is not complete and does not contain all of the information that you should consider before investing in our securities. After you read this summary, to fully understand our company and this offering and its consequences to you, you should read this entire prospectus supplement and any related free writing prospectus carefully, including the information referred to under the heading “Risk Factors” in this prospectus supplement beginning on page S-7, and any related free writing prospectus as well as the other documents that we incorporate by reference into this prospectus supplement including our financial statements and the exhibits to the registration statement of which this prospectus supplement is a part.

Our Company

Tanzanian Gold Corporation, formerly Tanzanian Royalty Exploration Corporation, was originally incorporated under the name “424547 Alberta Ltd.” in the Province of Alberta on July 5, 1990, under the Business Corporations Act (Alberta). The name was changed to “Tan Range Exploration Corporation” on August 13, 1991. The name of the Company was again changed to “Tanzanian Royalty Exploration Corporation” on February 28, 2006. Subsequently, at the 2019 Annual Meeting, the shareholders approved a change of name to Tanzanian Gold Corporation. The name change to Tanzanian Gold Corporation became effective in the Province of Alberta, Canada on April 17, 2019. The name change was recognized by the stock exchanges as of the open of trading on April 22, 2019. The Company is also registered in the Province of British Columbia as an extra-provincial company under the Business Corporations Act (British Columbia) and in the Province of Ontario as an extra-provincial company under the Business Corporations Act (Ontario).

The principal executive office of the Company is located at #202, 5226 Larch Street, Vancouver, British Columbia, Canada V6M 4E1, and its telephone number is (844) 364-1830. We maintain a website at http://www.tangoldcorp.com. Information contained on, or that can be accessed through, our website is not part of this prospectus supplement.

Our Objectives

The Company is a mineral resource company with development and exploration stage properties and is engaged in the acquisition of interests in and the exploration of natural resource properties with the possible development of those properties. The Company commits its own resources to the initial evaluation of mineral properties and, in certain situations, if and when warranted, the Company may enter into joint venture agreements with other corporations with a view for the direct development of a mine for the purpose of earning income from the sale of gold and other mined materials. As discussed below, the Company’s primary focus has been on the development of the Buckreef Project.

The Company’s main area of interest has been in the exploration and development of the Buckreef Project located in Tanzania through a joint venture with the State Mining Corporation (“STAMICO”), a wholly-owned Government enterprise under the Ministry of Energy and Minerals of the United Republic of Tanzania, of which the Company has a 55% interest and the STAMICO has a 45% interest.

During fiscal 2019, the Company initiated and focused on a drilling program at the Buckreef Project in furtherance of developing and defining geological model. At the Buckreef Project the Company has (i) initiated open pit mining for oxide ore and work to construct and operate a 40 tonnes per hour oxide processing facility; (ii) further its on-going Ultra Deep Exploration drilling program of six holes of 1200 meters; and (iii) continued to perform necessary testing and studies to further refine the Buckreef open pit, and develop the larger processing plant all to further the completion of the Company’s 43-101 definitive feasibility study. Based on the forgoing, in June 2020, the Company initiated initial gold production through the processing of mined oxide ore at the Buckreef Project.

Although the Company has additional mining projects, the Company’s involvement at this time in such other projects has been limited to only care and maintenance.

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THE OFFERING

Common shares offered by us	32,923,078 common shares
Offering price	$0.65 per common share
Common shares outstanding immediately before offering	217,681,157 common shares(1)(2)
Common shares to be outstanding after this offering	250,604,235 common shares(1)(2)
Concurrent Private Placement of Warrants	In a concurrent private placement, we are also selling to investors in this offering Warrants to purchase up to an additional 16,461,539 common shares, representing 50% of the common shares being issued in this offering. The exercise price of each Warrant is $0.80 per share. Each Warrant will be exercisable six months after the date of issuance and will have a term of five years from the date of issuance. The Placement Agent Warrants will have substantially similar terms to the Warrants being issued in the concurrent private placement. The Warrants and the common shares are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder, and they are not being offered pursuant to this prospectus supplement and the accompanying prospectus. There is no established trading market for the Warrants, and we do not intend to list the Warrants on any national securities exchange or nationally recognized trading system.
Use of Proceeds	The net proceeds from the offering will be used for capital expenditures, continued exploration, general corporate purposes and working capital. See ‘‘Use of Proceeds’’ on page S-9 of this prospectus supplement.
Risk Factors	Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-7 of this prospectus supplement for a discussion of factors you should consider carefully when making an investment decision.
Tax Considerations	You are urged to consult your own tax advisers with respect to the U.S. federal tax consequences of purchasing, owning and disposing of our common shares. See “Certain U.S. Federal Income Tax Considerations” on page S-11 of this prospectus supplement.
Exchange Listing	Our common shares are listed on the NYSE American under the symbol “TRX.” The Warrants and the Placement Agent Warrants will not be listed for trading on any national securities exchange or nationally recognized trading system.
Transfer Agent	The transfer agent and registrar for our common shares is Odyssey Trust Company, Stock Exchange Tower 350, 300 5th Avenue SW, Calgary, Alberta Canada T2P 3C4; 888-290-1175.

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(1)	As of February 1, 2021

(2)	Unless otherwise indicated, this prospectus supplement assumes the sale of common shares hereunder. The number of common shares to be outstanding immediately after this offering as shown above is based on 217,681,157 common shares outstanding as of February 1, 2021, and assumes the sale of all common shares being offered pursuant to this prospectus supplement, but excludes the following:

•	(i) 7,351,000 common shares issuable upon exercise of stock options outstanding under our stock plans, at a weighted average exercise price of Cdn$0.41 per share; and (ii) 8,794,116 common shares available for future grant or issuance pursuant to our stock plans;

•	214,285; 73,616; 3,002,037 and 2,772,637 common shares underlying outstanding warrants with an exercise price of $0.9515; $0.8718, $1.2125 and $1.50, respectively;

•	16,461,539 common shares issuable upon the exercise of the Warrants to be issued to investors in the concurrent private placement offering, at an exercise price of $0.80 per share; and

•	1,152,308 common shares issuable upon the exercise of the Placement Agent Warrants to be issued to as compensation to the Placement Agent in connection with this offering, at an exercise price of $0.80 per share.

Unless otherwise indicated, all information in this prospectus supplement assumes:

•	no exercise of the outstanding options or warrants described above; and

•	no exercise of the Warrants sold in the concurrent private placement or the Placement Agent Warrants.

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RISK FACTORS

Investment in our securities involves high risks. Before deciding whether to invest in our common shares, you should consider carefully the risk factors discussed below and those contained in the base prospectus and “Part I. Item 3. Key Information – D. Risk Factors” of our Annual Report on Form 20-F for the fiscal year ended August 31, 2020, as filed with the SEC on November 30, 2020, as amended on February 9, 2021 which is incorporated herein by reference in its entirety, as well as any amendment or update to our risk factors reflected in subsequent filings with the SEC. If any of the risks or uncertainties described in our SEC filings actually occurs, our business, financial condition, results of operations or cash flow could be materially and adversely affected. This could cause the trading price of our common shares to decline, resulting in a loss of all or part of your investment. The risks and uncertainties we have described are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

Additional Risks Related to Our Shares and this Offering

Management will have broad discretion as to the use of the proceeds from this offering and may not use the proceeds effectively.

Although we have designated the amount of net proceeds from this offering for certain purposes, our management will have broad discretion as to the application of the net proceeds from this offering. Our management may use the net proceeds for corporate purposes that may not improve our financial condition or market value.

If you purchase our common shares in this offering, you may incur immediate dilution in the book value of your investment.

Because the offering price per common share in this offering is expected to exceed the pro forma net tangible book value per common share, you will suffer immediate and substantial dilution in the pro forma net tangible book value of the common share you purchase in this offering. Therefore, if you purchase common shares in this offering, you will pay a price per share that substantially exceeds our pro forma net tangible book value per share after this offering. See the section entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you participate in this offering. In addition, the exercise of outstanding options and warrants and would result in further dilution of your investment.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional common shares or other securities convertible into or exchangeable for our common shares at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing shareholders. The price per share at which we sell additional shares of our common shares, or securities convertible or exchangeable into common shares, in future transactions may be higher or lower than the price per share paid by investors in this offering.

Sales of a significant number of our common shares in the public market, or the perception that such sales could occur, could depress the market price of our common shares.

Sales of a substantial number of our common shares in the public market could depress the market price of our common shares and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our common shares would have on the market price of our common shares.

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CAPITALIZATION AND INDEBTEDNESS

The table below sets forth our capitalization and indebtedness as of November 30, 2020:

•	on an actual basis;
•

on a pro forma basis giving effect to (i) the sale and issuance of 5,554,588 common shares in December 2020 pursuant to our registered direct offering for aggregate gross proceeds of approximately $2,998,367, and (ii) the conversion of Tranche A convertible debentures in the aggregate amount of approximately $5,718,472 for 10,318,029 common shares; and

•	on a pro forma adjusted basis to give effect to aggregate of 16,461,539 common shares sold at a price of $0.65 per share for aggregate gross proceeds of $21,400,000 minus commission and estimated aggregate offering expenses of $1,673,000, and

The amounts shown below are unaudited. The information in this table should be read in conjunction with and is qualified by reference to our consolidated financial statements and notes thereto and other financial information incorporated by reference into this prospectus supplement and the accompanying prospectus.

	As of November 30, 2020
	Actual		Pro Forma		Pro Forma As Adjusted

	$Cdn	$US(1)	Cdn$	US$(1)	Cdn$	US$(1)

Total Liabilities	$17,469,258	$13,474,167	$10,055,029	$7,755,695	$10,055,259	$7,755,695

Authorized Capital
Share capital	179,765,820	138,654,701	191,067,021	147,371,540	216,643,257	167,098,540
Share based payment reserve	3,449,269	2,660,447	3,449,269	2,660,447	3,449,269	2,660,447
Warrants Reserve	1,033,037	796,789	1,033,037	796,789	1,033,037	796,789
Accumulated Other Comprehensive Loss	(1,299,226)	(1,002,103)	(1,299,226)	(1,002,103)	(1,299,226)	(1,002,103)
Accumulated Deficit	(150,380,774)	(115,989,799)	(150,380,774)	(115,989,799)	(150,380,774)	(115,989,799)
Equity attributable to owners of the Company	32,568,126	25,120,035	43,869,507	33,836,874	69,445,563	53,563,874
Non-controlling interests	(1,046,590)	(807,243)	(1,046,590)	(807,243)	(1,046,590)	(807,243)
Total Shareholder’s Equity	$31,521,536	$24,312,793	$42,822,917	$33,029,632	$68,398,973	$52,756,632

(1)	Based on an exchange rate (Bank of Canada) of Cdn$1.2965 for US$1.00 as of November 30, 2020.

The number of common shares to be outstanding immediately after this offering as shown above is based on 201,807,540 common shares outstanding as of November 30, 2020, and assumes the sale of all common shares being offered pursuant to this prospectus supplement, but excludes the following, including potential proceeds from exercise thereof:

•	(i) 7,351,000 common shares issuable upon exercise of stock options outstanding under our stock plans, at a weighted average exercise price of Cdn$0.41 per share; and (ii) 8,794,116 common shares available for future grant or issuance pursuant to our stock plans;

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•	214,285; 73,616; 3,002,037; and 2,772,637 common shares underlying outstanding warrants with an exercise price of $0.9515; $0.8718; $1.2125; and $1.50 respectively;
•	16,461,539 common shares issuable upon the exercise of the Warrants to be issued to investors in the concurrent private placement offering, at an exercise price of $0.80 per share; and
•	1,152,308 common shares issuable upon the exercise of the Placement Agent Warrants to be issued to as compensation to the Placement Agent in connection with this offering, at an exercise price of $0.80 per share.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of our common shares for capital expenditures, continued exploration, general corporate purposes and working capital. Assuming gross proceeds of $21,400,000 our estimated net proceeds from the offering will be approximately $19,727,000, excluding the proceeds, if any, from the exercise of Warrant issued to investors in the concurrent private placement and of the Placement Agent Warrants.

Although we intend to use the net proceeds of this offering for the foregoing purposes, the planned expenditures may change significantly. As a result, our management will have broad discretion in the allocation of any net proceeds. Pending use of any net proceeds, we may invest any proceeds in a variety of capital preservation instruments, including short-term, investment-grade, and interest-bearing instruments.

DILUTION

If you invest in our common shares which are part of this offering, you will experience dilution to the extent of the difference between the price per share you pay in this offering and the pro forma as adjusted net tangible book value per common share immediately after this offering. As of November 30, 2020, our historical net tangible book value per share was $0.12. Our pro forma net tangible book value as of November 30, 2020, was $0.15 after giving effect to (i) the sale and issuance of 5,554,588 common shares in December 2020 pursuant to our registered direct offering for aggregate gross proceeds of approximately $2,998,367, and (ii) the conversion of Tranche A convertible debentures in the aggregate amount of approximately $5,718,472 for 10,318,029 common shares. After giving further effect to the sale of 32,923,078 common shares in this offering at an offering price of $0.65 per share and after deducting commission and estimated offering expenses payable by us, our as adjusted pro forma net tangible book value would have been approximately $52,756,632 or approximately $0.21 per common share, as of November 30, 2020. This represents a change in pro forma net tangible book value of approximately $0.06 per share to existing shareholders and an immediate dilution of approximately $0.44 per share to investors in this offering. The following table illustrates this calculation on a per share basis.

Offering price per common share		$0.65
Historical tangible book value per share as of November 30, 2020	$0.12
Pro Forma net tangible book value per share as of November 30, 2020 before this offering	0.15
Increase in the pro forma net tangible book value per share attributable to this offering	$0.06
Pro Forma as adjusted net tangible book value per share after this offering		$0.21
Dilution per share to new investors purchasing shares in this offering		$0.44

The table above assumes for illustrative purposes that an aggregate of 32,923,078 common shares are sold at a price of $0.65 per common share for aggregate gross proceeds of $21,400,000 minus commission and estimated aggregate offering expenses of $1,673,000. This information is supplied for illustrative purposes only.

The number of common shares to be outstanding immediately after this offering as shown above is based on 201,807,540 common shares outstanding as of November 30, 2020, and assumes the sale of all common shares being offered pursuant to this prospectus supplement, but excludes the following, including potential proceeds from exercise thereof:

•	(i) 7,351,000 common shares issuable upon exercise of stock options outstanding under our stock plans, at a weighted average exercise price of Cdn$0.41 per share; and (ii) 8,794,116 common shares available for future grant or issuance pursuant to our stock plans;

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•	214,285; 73,616; 3,002,037; and 2,772,637 common shares underlying warrants with an exercise price of $0.9515; $0.8718; $1.2125; and $1.50, respectively;

•	16,461,539 common shares issuable upon the exercise of the Warrants to be issued to investors in the concurrent private placement offering, at an exercise price of $0.80 per share; and

•	1,152,308 common shares issuable upon the exercise of the Placement Agent Warrants to be issued to as compensation to the Placement Agent in connection with this offering, at an exercise price of $0.80 per share.

PRIVATE PLACEMENT OF WARRANTS

In a concurrent private placement, we are selling to investors in this offering Warrants to purchase up to an aggregate of 16,461,539 common shares (which represents 50% of the common shares sold in this offering pursuant to this prospectus supplement) at an initial exercise price of $0.80 per share. Each Warrant will be exercisable six months after the date of issuance and will have a term of five years from the date of issuance. The exercise price and the number of common shares issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of specified events, including stock dividends, stock splits, combinations and reclassifications of our common shares, as described in the Warrants. A.G.P. will receive a cash fee equal to 7% of the cash exercise price of the Warrants if the offering closes by February 15, 2021 and 3.5% of the cash exercise price of the Warrant if the offering closes between February 16, 2021 and February 28, 2021.

Holders of the Warrants may exercise their Warrants to purchase our common shares at any time six months after the date of issuance and prior to the expiration date. A holder will not have the right to exercise any part of the Warrants if the holder (together with certain parties) would beneficially own in excess of 4.99% or 9.99% of the number of common shares outstanding immediately after giving effect to the exercise, as such percentage threshold and ownership is determined in accordance with the terms of the Warrants.

After the six month anniversary of the issue date, the holder may, in its discretion, elect to exercise the Warrants through a cashless exercise if a registration statement covering the issuance or resale of the Warrants and Warrant Shares is not available for the issuance or resale of such Warrants or Warrant Shares, in which case the holder would receive upon such exercise the net number of common shares determined according to the formula set forth in the Warrants.

Except as otherwise provided in the Warrants or by virtue of such holder's ownership of our common shares, the holders of Warrants do not have the rights or privileges of holders of our common shares, including any voting rights, until they exercise their Warrants.

MARKET FOR OUR SECURITIES

Our common shares are listed on the TSX under the symbol “TNX”. Our common shares are also listed on the NYSE American under the symbol “TRX.”

There is no market for our Warrants or Private Placement Warrants. We do not plan on making an application to list the warrants on the NYSE American or on any other national securities exchange or nationally recognized trading system.

DESCRIPTION OF SECURITIES

Common Shares

Our Articles authorizes the issuance of an unlimited number of common shares, without par value. As of February 1, 2021, we had 217,681,157 common shares outstanding.

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A description of the common shares we are offering pursuant to this prospectus supplement is set forth under the heading “Description of Common Shares,” starting on page 19 of the accompanying base prospectus. The description of our capital shares is a summary and is qualified in its entirety by reference to our Articles of Incorporation, as amended and restated (“Articles”). For a complete description, you should refer to our Articles a copy of which is on file with the SEC.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary of certain material U.S. federal income tax considerations applicable to a U.S. Holder (as defined below) arising from the acquisition of common shares pursuant to the offering and the ownership and disposition of common shares. This summary applies only to U.S. Holders who hold common shares as capital assets (generally, property held for investment) and who acquire common shares at their original issuance pursuant to the offering, and does not apply to any subsequent U.S. Holder of a common share.

This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax considerations that may apply to a U.S. Holder as a result of the ownership and disposition of common shares. In addition, this summary does not take into account the individual facts and circumstances of any particular U.S. Holder that may affect the U.S. federal income tax consequences to such U.S. Holder, including specific tax consequences to a U.S. Holder under an applicable tax treaty. Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any particular U.S. Holder. In addition, this summary does not address the U.S. federal alternative minimum, U.S. federal estate and gift, U.S. Medicare contribution, U.S. state and local, or non-U.S. tax consequences of the acquisition, ownership or disposition of common shares. Except as specifically set forth below, this summary does not discuss applicable tax reporting requirements. Each U.S. Holder should consult its own tax advisor regarding all U.S. federal, U.S. state and local and non-U.S. tax consequences of the acquisition, ownership , or disposition of common shares.

No opinion from U.S. legal counsel or ruling from the Internal Revenue Service (the “IRS”) has been requested, or will be obtained, regarding the U.S. federal income tax consequences of the acquisition, ownership or disposition of common shares. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, any position taken in this summary. In addition, because the authorities upon which this summary is based are subject to various interpretations, the IRS and the U.S. courts could disagree with one or more of the positions taken in this summary.

Scope of This Disclosure

Authorities This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations (whether final, temporary, or proposed), published rulings of the IRS, published administrative positions of the IRS, the Convention Between Canada and the United States of America with Respect to Taxes on Income and on Capital, signed September 26, 1980, as amended (the “Canada-U.S. Tax Convention”), and U.S. court decisions that are applicable and, in each case, as in effect and available, as of the date hereof. Any of the authorities on which this summary is based could be changed in a material and adverse manner at any time, and any such change could be applied on a retroactive or prospective basis which could affect the U.S. federal income tax considerations described in this summary. This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive or prospective basis.

U.S. Holders. For purposes of this summary, the term “U.S. Holder” means a beneficial owner of common shares that is for U.S. federal income tax purposes:

•	An individual who is a citizen or resident of the U.S.;

•	A corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S., any state thereof or the District of Columbia;

•	An estate the income of which is subject to U.S. federal income taxation regardless of its source; or

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•	A trust that (a) is subject to the primary supervision of a court within the U.S. and the control of one or more U.S. persons for all substantial decisions or (b) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

Non-U.S. Holders. For purposes of this summary, a “non-U.S. Holder” is a beneficial owner of common shares that is not a partnership (or other “pass-through” entity) for U.S. federal income tax purposes and is not a U.S. Holder. This summary does not address the U.S. federal income tax considerations applicable to non-U.S. Holders arising from the acquisition, ownership or disposition of common shares.

Accordingly, a non-U.S. Holder should consult its own tax advisor regarding all U.S. federal, U.S. state and local, and non-U.S. tax consequences (including the potential application of and operation of any income tax treaties) relating to the purchase of the common shares pursuant to the offering and the acquisition, ownership or disposition of common shares.

Transactions Not Addressed. This summary does not address the tax consequences of transactions effected prior or subsequent to, or concurrently with, any purchase of the securities (whether or not any such transactions are undertaken in connection with the purchase of the securities), other than the U.S. federal income tax considerations to U.S. Holders of the acquisition of common shares and the ownership and disposition of such common shares.

U.S. Holders Subject to Special U.S. Federal Income Tax Rules Not Addressed

This summary does not address the U.S. federal income tax considerations of the acquisition, ownership, or disposition of common shares by U.S. Holders that are subject to special provisions under the Code, including, but not limited to, the following: (a) tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts; (b) financial institutions, underwriters, insurance companies, real estate investment trusts, or regulated investment companies; (c) broker-dealers, dealers, or traders in securities or currencies that elect to apply a “mark-to-market” accounting method; (d) U.S. Holders that have a “functional currency” other than the U.S. dollar; (e) U.S. Holders that own common shares as part of a straddle, hedging transaction, conversion transaction, constructive sale, or other arrangement involving more than one position; (f) U.S. Holders that acquire common shares in connection with the exercise of employee stock options or otherwise as compensation for services; (g) U.S. Holders that hold common shares other than as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment purposes); (h) U.S. Holders that own directly, indirectly, or by attribution, 10% or more, by voting power or value, of the outstanding stock of the Company; and (i) U.S. Holders subject to Section 451(b) of the Code. This summary also does not address the U.S. federal income tax considerations applicable to U.S. Holders who are: (a) U.S. expatriates or former long-term residents of the U.S.; (b) persons that have been, are, or will be a resident or deemed to be a resident in Canada for purposes of the Tax Act; (c) persons that use or hold, will use or hold, or that are or will be deemed to use or hold common shares in connection with carrying on a business in Canada; (d) persons whose common shares constitute “taxable Canadian property” under the Tax Act; or (e) persons that have a permanent establishment in Canada for purposes of the Canada-U.S. Tax Convention. U.S. Holders that are subject to special provisions under the Code, including U.S. Holders described immediately above, should consult their own tax advisors regarding all U.S. federal, U.S. state and local, and non-U.S. tax consequences (including the potential application and operation of any income tax treaties) relating to the acquisition, ownership, or disposition of common shares.

If an entity or arrangement that is classified as a partnership (or other “pass-through” entity) for U.S. federal income tax purposes holds common shares, the U.S. federal income tax consequences to such partnership and the partners (or other owners) of such partnership of the acquisition, ownership, or disposition of the common shares generally will depend on the activities of the partnership and the status of such partners (or other owners). This summary does not address the U.S. federal income tax consequences for any such partner or partnership (or other “pass-through” entity or its owners). Owners of entities and arrangements that are classified as partnerships (or other “pass-through” entities) for U.S. federal income tax purposes should consult their own tax advisors regarding the U.S. federal income tax consequences of the acquisition, ownership, or disposition of common shares.

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Distributions on Common Shares

As stated above, we have never paid a dividend and have no intention of paying a dividend. Subject to the “passive foreign investment company” (“PFIC”) rules discussed below, a U.S. Holder that receives a distribution, including a constructive distribution, with respect to Common Shares will be required to include the amount of such distribution in gross income as a dividend (without reduction for any Canadian income tax withheld from such distribution) to the extent of the current or accumulated “earnings and profits” of the Company, as computed for U.S. federal income tax purposes. To the extent that a distribution exceeds the current and accumulated “earnings and profits” of the Company, such distribution will be treated first as a tax-free return of capital to the extent of a U.S. Holder’s tax basis in the common shares and thereafter as gain from the sale or exchange of such common shares (see “Sale or Other Taxable Disposition of Common Shares” below). However, the Company may not maintain calculations of earnings and profits in accordance with U.S. federal income tax principles, and each U.S. Holder should therefore assume that any distribution by the Company with respect to the common shares will be reported to them as a dividend. Dividends received on the common shares generally will not be eligible for the “dividends received deduction” available to U.S. corporate shareholders receiving dividends from U.S. corporations. If the Company is eligible for the benefits of the Canada-U.S. Tax Convention, or another qualifying income tax treaty with the United States that includes an exchange of information program which the U.S. Treasury Department has determined is satisfactory for these purposes, or its shares are readily tradable on an established securities market in the U.S., dividends paid by the Company to non-corporate U.S. Holders generally will be eligible for the preferential tax rates applicable to long-term capital gains, provided certain holding period and other conditions are satisfied, including that the Company not be classified as a PFIC in the tax year of distribution or in the preceding tax year. The dividend rules are complex, and each U.S. Holder should consult its own tax advisor regarding the application of such rules.

Sale or Other Taxable Disposition of Common Shares

Subject to the PFIC rules discussed below, upon the sale or other taxable disposition of common shares, a U.S. Holder generally will recognize a capital gain or loss in an amount equal to the difference between the amount of cash plus the fair market value of any property received and such U.S. Holder’s tax basis in the common shares sold or otherwise disposed of. Such capital gain or loss will generally be a long-term capital gain or loss if, at the time of the sale or other taxable disposition, the U.S. Holder’s holding period for the common shares is more than one year. Preferential tax rates apply to long-term capital gains of non-corporate U.S. Holders. Deductions for capital losses are subject to significant limitations under the Code. A U.S. Holder’s tax basis in common shares generally will be such U.S. Holder’s U.S. dollar cost for such common shares.

PFIC Status of the Company

The Company had no revenues for its taxable year ended August 31, 2020, and has not performed an analysis of whether or not it was or will be deemed a PFIC for its prior and current taxable years. If the Company is or becomes a PFIC, the foregoing description of the U.S. federal income tax consequences to U.S. Holders of the ownership of Common Shares will be different. The U.S. federal income tax consequences of owning and disposing of common shares if the Company is or becomes a PFIC are described below under the heading “Tax Consequences if the Company is a PFIC.”

A non-U.S. corporation is a PFIC for each tax year in which (i) 75% or more of its gross income is passive income (as defined for U.S. federal income tax purposes) (the “income test”) or (ii) 50% or more (by value) of its assets (based on an average of the quarterly values of the assets during such tax year) either produce or are held for the production of passive income (the “asset test”). For purposes of the PFIC provisions, “gross income” generally includes sales revenues less cost of goods sold, plus income from investments and from incidental or other operations or sources, and “passive income” generally includes dividends, interest, certain rents and royalties, certain gains from commodities or securities transactions and the excess of gains over losses from the disposition of certain assets which product passive income. If a non-U.S. corporation owns at least 25% (by value) of the stock of another corporation, the non-U.S. corporation is treated, for purposes of the income test and asset test, as owning its proportionate share of the assets of the other corporation and as receiving directly its proportionate share of the other corporation’s income.

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Under certain attribution and indirect ownership rules, if the Company is a PFIC, U.S. Holders will generally be deemed to own their proportionate share of the Company’s direct or indirect equity interest in any company that is also a PFIC (a “Subsidiary PFIC”), and will be subject to U.S. federal income tax on their proportionate share of (a) any “excess distributions,” as described below, on the stock of a Subsidiary PFIC and (b) a disposition or deemed disposition of the stock of a Subsidiary PFIC by the Company or another Subsidiary PFIC, both as if such U.S. Holders directly held the shares of such Subsidiary PFIC. In addition, U.S. Holders may be subject to U.S. federal income tax on any indirect gain realized on the stock of a Subsidiary PFIC on the sale or disposition of common shares. Accordingly, U.S. Holders should be aware that they could be subject to tax even if no distributions are received and no redemptions or other dispositions of the Company’s common shares are made.

The determination of PFIC status is inherently factual, is subject to a number of uncertainties, and can be determined only annually at the close of the tax year in question. Additionally, the analysis depends, in part, on the application of complex U.S. federal income tax rules, which are subject to differing interpretations. There can be no assurance that the Company will or will not be determined to be a PFIC for the current tax year or any prior or future tax year, and no opinion of legal counsel or ruling from the IRS concerning the status of the Company as a PFIC has been obtained or will be requested. U.S. Holders should consult their own U.S. tax advisors regarding the PFIC status of the Company.

Tax Consequences if the Company is a PFIC

If the Company is a PFIC for any tax year during which a U.S. Holder holds common shares, special rules may increase such U.S. Holder’s U.S. federal income tax liability with respect to the ownership and disposition of such common shares. If the Company is a PFIC for any tax year during which a U.S. Holder owns common shares, the Company will be treated as a PFIC with respect to such U.S. Holder for that tax year and for all subsequent tax years, regardless of whether the Company meets the income test or the asset test for such subsequent tax years, unless the U.S. Holder makes a “deemed sale” election with respect to the common shares. If the election is made, the U.S. Holder will be deemed to sell the common shares it holds at their fair market value on the last day of the last taxable year in which we qualified as a PFIC, and any gain recognized from such deemed sale would be taxed under the PFIC excess distribution regime. After the deemed sale election, the U.S. Holder’s common shares would not be treated as shares of a PFIC unless the Company subsequently becomes a PFIC. U.S. Holders should consult their own U.S. tax advisors regarding the availability and desirability of a deemed sale election.

Under the default PFIC rules:

•	Any gain realized on the sale or other disposition (including dispositions and certain other events that would not otherwise be treated as taxable events) of common shares (including an indirect disposition of the stock of any Subsidiary PFIC) and any “excess distribution” (defined as a distribution to the extent it (together with all other distributions received in the relevant tax year) exceeds 125% of the average annual distribution received during the shorter of the preceding three years or the U.S. Holder’s holding period for the common shares) received on common shares or with respect to the stock of a Subsidiary PFIC will be allocated ratably to each day of such U.S. Holder’s holding period for the common shares:

•	The amount allocated to the current tax year and any year prior to the first year in which the Company was a PFIC will be taxed as ordinary income in the current year;

•	The amount allocated to each of the other tax years (the “Prior PFIC Years”) will be subject to tax at the highest ordinary income tax rate in effect for the applicable class of taxpayer for that year; and

•	An interest charge will be imposed with respect to the resulting tax attributable to each Prior PFIC Year.

A U.S. Holder that makes a timely and effective “mark-to-market” election under Section 1296 of the Code (a “Mark-to-Market Election”) or a timely and effective election to treat the Company and each Subsidiary PFIC as a “qualified electing fund” (a “QEF”) under Section 1295 of the Code (a “QEF Election”) may generally mitigate or avoid the default PFIC rules described above with respect to common shares U.S. Holders should be aware that there can be no assurance that the Company has satisfied or will satisfy the recordkeeping requirements that apply to a QEF or that the Company has supplied or will supply U.S. Holders with information such U.S. Holders require to report under the QEF rules in the event that the Company is a PFIC for any tax year.

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A timely and effective QEF Election requires a U.S. Holder to include currently in gross income each year its pro rata share of the Company’s ordinary earnings and net capital gains, regardless of whether such earnings and gains are actually distributed. Thus, a U.S. Holder could have a tax liability with respect to such ordinary earnings or gains without a corresponding receipt of cash from the Company. If the Company is a QEF with respect to a U.S. Holder, the U.S. Holder’s basis in the common shares will be increased to reflect the amount of the taxed but undistributed income. Distributions of income that had previously been taxed will result in a corresponding reduction of basis in the common shares and will not be taxed again as a distribution to a U.S. Holder. Taxable gains on the disposition of common shares by a U.S. Holder that has made a timely and effective QEF Election are generally capital gains. A U.S. Holder must make a QEF Election for the Company and each Subsidiary PFIC if it wishes to have this treatment. To make a QEF Election, a U.S. Holder will need to have an annual information statement from the Company setting forth the ordinary earnings and net capital gains for the year and the Company may not provide this statement, in which case a QEF Election cannot be made. In general, a U.S. Holder must make a QEF Election on or before the due date for filing its income tax return for the first year to which the QEF Election will apply. Under applicable Treasury Regulations, a U.S. Holder will be permitted to make retroactive elections in particular, but limited, circumstances, including if it had a reasonable belief that the Company was not a PFIC and did not file a protective election. If a U.S. Holder owns PFIC stock indirectly through another PFIC, separate QEF Elections must be made for the PFIC in which the U.S. Holder is a direct shareholder and the Subsidiary PFIC for the QEF rules to apply to both PFICs.

Each U.S. Holder should consult its own tax advisor regarding the availability and desirability of, and procedure for, making a timely and effective QEF Election (including a “pedigreed” QEF election where necessary) for the Company and any Subsidiary PFIC.

Alternatively, a Mark-to-Market Election may be made with respect to “marketable stock” in a PFIC if the stock is “regularly traded” on a “qualified exchange or other market” (within the meaning of the Code and the applicable U.S. Treasury Regulations). A class of stock that is traded on one or more qualified exchanges or other markets is considered to be “regularly traded” for any calendar year during which such class of stock is traded in other than de minimis quantities on at least 15 days during each calendar quarter. If the common shares are considered to be “regularly traded” within this meaning, then a U.S. Holder generally will be eligible to make a Mark-to-Market Election with respect to its common shares. However, there is no assurance that the common shares will be or remain “regularly traded” for this purpose. A Mark-to-Market Election may not be made with respect to the stock of any Subsidiary PFIC. Hence, a Mark-to-Market Election will not be effective to eliminate the application of the default PFIC rules, described above, with respect to deemed dispositions of Subsidiary PFIC stock, or excess distributions with respect to a Subsidiary PFIC.

A U.S. Holder that makes a timely and effective Mark-to-Market Election with respect to common shares generally will be required to recognize as ordinary income in each tax year in which the Company is a PFIC an amount equal to the excess, if any, of the fair market value of such shares as of the close of such taxable year over the U.S. Holder’s adjusted tax basis in such shares as of the close of such taxable year. A U.S. Holder’s adjusted tax basis in the common shares generally will be increased by the amount of ordinary income recognized with respect to such shares. If the U.S. Holder’s adjusted tax basis in the common shares as of the close of a tax year exceeds the fair market value of such shares as of the close of such taxable year, the U.S. Holder generally will recognize an ordinary loss, but only to the extent of net mark-to-market income recognized with respect to such shares for all prior taxable years. A U.S. Holder’s adjusted tax basis in its common shares generally will be decreased by the amount of ordinary loss recognized with respect to such shares. Any gain recognized upon a disposition of the common shares generally will be treated as ordinary income, and any loss recognized upon a disposition generally will be treated as an ordinary loss to the extent of net mark-to-market income recognized for all prior taxable years. Any loss recognized in excess thereof will be taxed as a capital loss. Capital losses are subject to significant limitations under the Code.

Each U.S. Holder should consult its own tax advisor regarding the availability and desirability of, and procedure for, making a timely and effective Mark-to-Market Election with respect to the common shares.

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Foreign Tax Credit

A U.S. Holder that pays (whether directly or through withholding) Canadian income tax in connection with the ownership or disposition of common shares may (under certain circumstances) be entitled to receive either a deduction or a credit for such Canadian income tax paid generally at the election of such U.S. Holder. Generally, a credit will reduce a U.S. Holder’s U.S. federal income tax liability on a dollar-for-dollar basis, whereas a deduction will reduce a U.S. Holder’s income subject to U.S. federal income tax. This election is made on a year-by-year basis and applies to all creditable foreign taxes paid (whether directly or through withholding) by a U.S. Holder during a year.

Complex limitations apply to the foreign tax credit, including the general limitation that the credit cannot exceed the proportionate share of a U.S. Holder’s U.S. federal income tax liability that such U.S. Holder’s “foreign source” taxable income bears to such U.S. Holder’s worldwide taxable income. In applying this limitation, a U.S. Holder’s various items of income and deduction must be classified, under complex rules, as either “foreign source” or “U.S. source.” Generally, dividends paid by a non-U.S. corporation should be treated as foreign source for this purpose, and gains recognized on the sale of securities of a non-U.S. corporation by a U.S. Holder should be treated as U.S. source for this purpose, except as otherwise provided in an applicable income tax treaty and if an election is properly made under the Code. However, the amount of a distribution with respect to the common shares that is treated as a “dividend” may be lower for U.S. federal income tax purposes than it is for Canadian federal income tax purposes, resulting in a reduced foreign tax credit allowance to a U.S. Holder. In addition, this limitation is calculated separately with respect to specific categories of income. The foreign tax credit rules are complex, and each U.S. Holder should consult its own U.S. tax advisor regarding the foreign tax credit rules.

Special rules apply to the amount of foreign tax credit that a U.S. Holder may claim on a distribution, including a constructive distribution, from a PFIC. Subject to such special rules, non-U.S. taxes paid with respect to any distribution in respect of stock in a PFIC are generally eligible for the foreign tax credit. The rules relating to distributions by a PFIC and their eligibility for the foreign tax credit are complicated, and a U.S. Holder should consult its own tax advisor regarding their application to the U.S. Holder.

Receipt of Foreign Currency

The amount of any distribution or proceeds paid in Canadian dollars to a U.S. Holder in connection with the ownership of common shares, or on the sale or other taxable disposition of common shares will be included in the gross income of a U.S. Holder as translated into U.S. dollars calculated by reference to the exchange rate prevailing on the date of actual or constructive receipt of the payment, regardless of whether the Canadian dollars are converted into U.S. dollars at that time. If the Canadian dollars received are not converted into U.S. dollars on the date of receipt, a U.S. Holder will have a basis in the Canadian dollars equal to their U.S. dollar value on the date of receipt. Any U.S. Holder who receives payment in Canadian dollars and engages in a subsequent conversion or other disposition of the Canadian dollars may have a foreign currency exchange gain or loss that would generally be treated as ordinary income or loss, and generally will be U.S. source income or loss for foreign tax credit purposes. Different rules apply to U.S. Holders who use the accrual method with respect to foreign currency.

Each U.S. Holder should consult its own U.S. tax advisor regarding the U.S. federal income tax consequences of receiving, owning, and disposing of Canadian dollars.

Information Reporting; Backup Withholding

Under U.S. federal income tax law, certain categories of U.S. Holders must file information returns with respect to their investment in, or involvement in, a non-U.S. corporation. For example, U.S. return disclosure obligations (and related penalties) are imposed on individuals who are U.S. Holders that hold certain specified foreign financial assets in excess of certain threshold amounts. The definition of “specified foreign financial assets” includes not only financial accounts maintained in non-U.S. financial institutions, but also, if held for investment and not in an account maintained by certain financial institutions, any stock or security issued by a non-U.S. person, any financial instrument or contract that has an issuer or counterparty other than a U.S. person and any interest in a non-U.S. entity. A U.S. Holder may be subject to these reporting requirements unless such U.S. Holder’s common shares are held in an account at certain financial institutions. Penalties for failure to file certain of these information returns are substantial. U.S. Holders should consult with their own tax advisors regarding the requirements of filing information returns on IRS Form 8938, and, if applicable, filing obligations relating to the PFIC rules, including possible reporting on an IRS Form 8621.

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Payments made within the U.S. or by a U.S. payor or U.S. middleman of (a) distributions on the common shares, and (b) proceeds arising from the sale or other taxable disposition of common shares generally will be subject to information reporting. In addition, backup withholding, currently at a rate of 24%, may apply to such payments if a U.S. Holder (a) fails to furnish such U.S. Holder’s correct U.S. taxpayer identification number (generally on IRS Form W-9), (b) furnishes an incorrect U.S. taxpayer identification number, (c) is notified by the IRS that such U.S. Holder has previously failed to properly report items subject to backup withholding, or (d) fails to certify, under penalty of perjury, that such U.S. Holder has furnished its correct U.S. taxpayer identification number and that the IRS has not notified such U.S. Holder that it is subject to backup withholding. Certain exempt persons generally are excluded from these information reporting and backup withholding rules. Backup withholding is not an additional tax. Any amounts withheld under the U.S. backup withholding rules will be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability, if any, or will be refunded, if such U.S. Holder furnishes required information to the IRS in a timely manner. The information reporting and backup withholding rules may apply even if, under the Canada-U.S. Tax Convention, payments are eligible for a reduced withholding rate.

The discussion of reporting requirements set forth above is not intended to constitute an exhaustive description of all reporting requirements that may apply to a U.S. Holder. A failure to satisfy certain reporting requirements may result in an extension of the time period during which the IRS can assess a tax, and, under certain circumstances, such an extension may apply to assessments of amounts unrelated to any unsatisfied reporting requirement. Each U.S. Holder should consult its own tax advisor regarding the information reporting and backup withholding rules.

The Effect Of Comprehensive U.S. Tax Reform Legislation On The Company, Whether Adverse Or Favorable, Is Uncertain.

On December 22, 2017, President Trump signed into law H.R. 1, “An Act to provide for reconciliation pursuant to titles II and V of the concurrent resolution on the budget for fiscal year 2018” (informally titled the “Tax Cuts and Jobs Act”). Among a number of significant changes to the U.S. federal income tax rules, the Tax Cuts and Jobs Act reduces the marginal U.S. corporate income tax rate from 35% to 21%, limits the deduction for net interest expense, shifts the United States toward a more territorial tax system, and imposes new taxes to combat erosion of the U.S. federal income tax base. The effect of the Tax Cuts and Jobs Act on the Company and its subsidiaries, whether adverse or favorable, is uncertain, and may not become evident for some period of time. Each U.S. Holder is urged to consult its own tax adviser regarding the implications of the Tax Cuts and Jobs Act of holding of our common shares.

THE ABOVE SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OF ALL U.S. TAX CONSIDERATIONS APPLICABLE TO U.S. HOLDERS WITH RESPECT TO THE OWNERSHIP, EXERCISE OR DISPOSITION OF OUR SECURITIES. U.S. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE TAX CONSIDERATIONS APPLICABLE TO THEM IN THEIR PARTICULAR CIRCUMSTANCES.

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PLAN OF DISTRIBUTION

We have entered into a Placement Agent Agreement (the “Placement Agent Agreement”) with A.G.P./Alliance Global Partners (“A.G.P. or the “Placement Agent”) to act as our exclusive Placement Agent in connection with this offering. Under the terms of the Placement Agent Agreement, the Placement Agent has agreed to be our exclusive Placement Agent, on a reasonable best efforts basis, in connection with the issuance and sale by us of common shares pursuant to this prospectus supplement and accompanying prospectus. The terms of this offering were subject to market conditions and negotiations between us, the Placement Agent and the investors. The Placement Agent Agreement does not give rise to any commitment by the Placement Agent to purchase any of our common shares, and the Placement Agent will have no authority to bind us by virtue of the engagement letter. Further, the Placement Agent does not guarantee that it will be able to raise new capital in any prospective offering. The Placement Agent may engage sub-agents or selected dealers to assist with the offering.

The Placement Agent proposes to arrange for the sale of the common shares we are offering pursuant to this prospectus supplement and accompanying prospectus to one or more investors through a securities purchase agreement directly between the investors and us. We will only sell to investors that have entered into the securities purchase agreement. We may not sell the entire amount of the securities being offered pursuant to this prospectus supplement.

We expect to deliver the common shares being offered pursuant to this prospectus supplement and the accompanying prospectus on or about February 11, 2021, subject to satisfaction of certain closing conditions.

Fees and Expenses

We have agreed to pay the Placement Agent a total cash fee equal to 7.0% of the gross proceeds of this offering. Additionally, the Placement Agent shall receive a cash fee equal to 7% of the cash exercise price of the Warrants if the offering closes by February 15, 2021 and 3.5% of the cash exercise of the Warrant if the offering closes between February 16, 2021 and February 28, 2021. We will also pay the Placement Agent the reimbursement of up to $50,000 in legal expenses and clearing agent fees and expenses, and the reimbursement of out of pocket expenses of the Placement Agent in connection with marketing the transaction, with respect to the engagement under the Placement Agent Agreement; provided, however, that the reimbursement of legal, and out of pocket expenses of the Placement Agent shall be $65,000 in the aggregate.

Placement Agent Warrants

We have also agreed to issue to A.G.P. the Placement Agent Warrants to purchase up to 1,152,308 common shares, representing 3.5% of the aggregate number of common shares sold in this offering. The Placement Agent Warrants will have an exercise price equal to $0.80 and will have a term of 5 years from the date of issuance common shares and will be exercisable the 180th day after the closing of this offering. The Placement Agent Warrants will have substantially similar terms to the Warrants being issued in the concurrent private placement. The Placement Agent Warrants and the common shares issuable upon exercise thereof are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are not registered pursuant the registration statement of which this prospectus supplement and accompanying prospectus form a part. Pursuant to FINRA Rule 5110(g), the Placement Agent Warrants and any common shares issued upon exercise of the Placement Agent Warrants shall not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person for the period beginning on the original date of issuance of the Placement Agent Warrants and ending on and including the 180th day after the close of this offering, except the transfer of any security: (i) by operation of law or by reason of our reorganization; (ii) to any FINRA member firm participating in the offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction set forth above for the remainder of the time period; (iii) if the aggregate amount of our securities held by the Placement Agent or related persons do not exceed 1% of the securities being offered; (iv) that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund and the participating members in the aggregate do not own more than 9.99% of the equity in the fund; or (v) the exercise or conversion of any security, if all securities remain subject to the lock-up restriction set forth above for the remainder of the time period.

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Indemnification

We have agreed to indemnify the Placement Agent and specified other persons against certain liabilities relating to or arising out of the Placement Agent’s activities under the engagement letter and to contribute to payments that the Placement Agent may be required to make in respect of such liabilities.

Regulation M

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Placement Agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of common shares and warrants by the Placement Agent acting as principal. Under these rules and regulations, the Placement Agent:

•	may not engage in any stabilization activity in connection with our securities; and

•	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Lock-Up Agreements

Our executive officers and directors and 5% of or greater shareholders have agreed, subject to specified exceptions, not to directly or indirectly, without the prior written consent of the placement agent for a period of 90 days following the closing date:

•	offer, sell, contract to sell, hypothecate, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise); or

•	establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any common shares of the Company or securities convertible, exchangeable or exercisable into, common shares of the Company beneficially owned, held or hereafter acquired.

Other Relationships

From time to time, A.G.P. may provide in the future various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which they may receive customary fees and commissions.

Transfer Agent

Our common shares are listed on the NYSE American and on the TSX under the symbol “TRX.” Our warrants are not listed. The transfer agent and registrar for our common shares is Odyssey Trust Company, Stock Exchange Tower 350, 300 5th Avenue SW, Calgary, Alberta Canada T2P 3C4; 888-290-1175.

EXPENSES

We estimate that the total expenses of this offering payable by us will be approximately $175,000.

S-19

MATERIAL CHANGES

Except as otherwise described in our Annual Report on Form 20-F for the fiscal year ended August 31, 2020, in our Reports on Form 6-K filed or submitted under the Exchange Act and incorporated by reference herein and as disclosed in this prospectus supplement, no reportable material changes have occurred since August 31, 2020.

LEGAL MATTERS

Certain legal matters in connection with the securities offered hereby will be passed upon for us by Miller Thomson, LLP, Vancouver, British Columbia, Canada and Lewis Brisbois Bisgaard & Smith, LLP, San Francisco, California with respect to matters of United States law. A.G.P. is being represented in connection with this offering by McGuireWoods LLP, New York, New York.

EXPERTS

The consolidated financial statements of the Company appearing in its Annual Report on Form 20-F for the fiscal year ended August 31, 2020 as filed with the SEC on November 30, 2020, have been audited by Dale Matheson Carr-Hilton LaBonte LLP, an independent registered public accounting firm, as set forth in their report thereon, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Information relating to the Company’s mineral properties in this prospectus supplement and the documents incorporated by reference herein has been derived from reports, statements or opinions prepared or certified by Crundwell Metallurgy (Crundwell) and Virimai Projects (Virimai) and this information has been included in reliance on such companies’ expertise.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and information we file later with the SEC will automatically update and supersede this information. The documents we are incorporating by reference as of their respective dates of filing are:

•	Our Registration Statement of common shares pursuant to Section 12(b) of the Securities Exchange Act of 1934 on Form 8-A;
•	Our Annual Report on Form 20-F for the fiscal year ended August 31, 2020, filed with the SEC on December 2, 2020; as amended pursuant to Annual Report on Form 20-F/A filed with the SEC on February 9, 2021;
•	Our Form 6-K for December 2020, filed with the SEC on December 2, 2020, regarding appointment of our new Chief Executive Officer;
•	Form 6-K for December 2020, filed with the SEC on December 21, 2020;
•	Form 6-K for January 2021, filed with the SEC on January 8, 2021, regarding update on Buckreef Gold Project;
•	Exhibits 99.1 and 99.2 to our Form 6-K for January 2021, filed with the SEC on January 15, 2021, regarding Condensed Consolidated Interim Financial Statements for the three months November 30, 2020 and 2019 and Management Discussion and Analysis, as amended by our Form 6-K/A filed with the SEC on February 9, 2021;
•	Our Form 6-K for January 2021 filed with the SEC on January 21, 2021, regarding resignation of one of our directors and change in committee; and
•

Exhibits 99.1 and 99.2 to our Form 6-K for January 2021 filed with the SEC on January 26, 2021, containing our Notice of Meeting and Management Information Circular related to our Annual General and Special Meeting to be held on February 25, 2021.

All subsequent annual reports on Form 20-F filed by us and all subsequent reports on Form 6-K filed by us that are identified by us as being incorporated by reference shall be deemed to be incorporated by reference into this prospectus supplement and deemed to be a part hereof after the date of this prospectus supplement but before the termination of the offering by this prospectus supplement.

S-20

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus supplement, or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

Each person, including any beneficial owner to whom this prospectus supplement is delivered, may request, orally or in writing, a copy of these documents, which will be provided at no cost, by contacting:

Corporate Secretary

Tanzanian Gold Corporation

#202, 5226 Larch Street

Vancouver, British Columbia

Canada V6M 4E1

Telephone number is (844) 364-1830

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus supplement is part of a registration statement on Form F-3 that we filed with the SEC relating to the securities offered by this prospectus supplement, which includes additional information. You should refer to the registration statement and its exhibits for additional information. Whenever we make reference in this prospectus supplement to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreements or other document.

We are subject to the informational requirements of the Exchange Act applicable to foreign private issuers. We, as a “foreign private issuer,” are exempt from the rules under the Exchange Act prescribing certain disclosure and procedural requirements for proxy solicitations, and our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions contained in Section 16 of the Exchange Act, with respect to their purchases and sales of shares. In addition, we are not required to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we anticipate filing with the SEC, within four months after the end of each fiscal year, an annual report on Form 20-F containing financial statements audited by an independent accounting firm.

You can review our SEC filings and the registration statement by accessing the SEC’s internet site at http://www.sec.gov. We also maintain a website at www.tangoldcorp.com, through which you can access our SEC filings. The information on our web site is not incorporated by reference into this prospectus supplement and should not be considered to be a part of this prospectus supplement.

S-21

PROSPECTUS

$25,000,000

Common Shares
Warrants

Debt Securities
Units

From time to time, we may offer up to $25,000,000 of our common shares, warrants to purchase common shares, debt securities and units consisting of common shares, warrants and debt securities or any combination of these securities in one or more transactions. Unless otherwise indicated, dollar amounts shall mean United States dollars.

We will provide specific terms of these offerings and securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement, and any documents incorporated by reference, may also add, update or change information contained in this prospectus. You should read this prospectus, the applicable prospectus supplement, any documents incorporated by reference and any related free writing prospectus carefully before buying any of the securities being offered.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

We have registered $25,000,000 of our securities. Our common shares are listed on the NYSE American under the symbol TRX. The aggregate market value of our outstanding common shares held by non-affiliates was approximately $119,607,300 based on 197,462,832 common shares outstanding, of which 189,852,901 common shares were held by non-affiliates, and a per share price of $0.63 based on the closing sale price of our common share on November 13, 2020.

Investing in our securities involves a high degree of risk. Before making an investment decision, please read “Risk Factors” beginning on page 6 of this prospectus and any other risk factor included in any accompanying prospectus supplement and in the documents incorporated by reference into this prospectus or any prospectus supplement.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 25, 2020.

TABLE OF CONTENTS

PAGE

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	1
CAUTIONARY NOTE TO UNITED STATES INVESTORS CONCERNING TERMINOLOGY OF MINERAL RESERVES AND MINERAL RESOURCES	1
ABOUT THIS PROSPECTUS	2
ABOUT TANZANIAN GOLD CORPORATION	3
WHERE YOU CAN FIND ADDITIONAL INFORMATION	4
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	4
RISK FACTORS	6
CAPITALIZATION AND INDEBTEDNESS	16
MARKET FOR OUR COMMON SHARES	16
OFFER STATISTICS AND EXPECTED TIMETABLE	16
USE OF PROCEEDS	17
PLAN OF DISTRIBUTION	17
DESCRIPTION OF SECURITIES WE MAY OFFER	19
DESCRIPTION OF COMMON SHARES	19
DESCRIPTION OF WARRANTS	20
DESCRIPTION OF DEBT SECURITIES	22
DESCRIPTION OF UNITS	23
COMPARISON OF ALBERTA AND DELAWARE CORPORATE LAW; COMPARISON OF SHAREHOLDER RIGHTS	24
CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS	36
EXPENSE OF THE ISSUANCE AND DISTRIBUTION	36
MATERIAL CHANGES	36
LISTING	36
TRANSFER AGENT AND REGISTRAR	36
LEGAL MATTERS	36
EXPERTS	36
ENFORCEABILITY OF CIVIL LIABILITIES	37

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements in this prospectus and in any prospectus supplement we may file constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 (“Securities Act”) and Section 21E of the Securities Exchange Act of 1934 (“Exchange Act”). These statements relate to future events concerning our business and to our potential revenues, operating results, and financial condition. In some cases, you can identify forward-looking statements by terminology such as “may”, “will”, “could”, “would”, “should”, “expect”, “plan”, “anticipate”, “intend”, “believe”, “estimate”, “forecast”, “predict”, “propose”, “potential”, or “continue” or the negative of those terms or other comparable terminology.

Any forward looking statements contained in this prospectus or any prospectus supplement are only estimates or predictions of future events based on information currently available to our management and management’s current beliefs about the potential outcome of future events. Whether these future events will occur as management anticipates, whether we will achieve our business objectives, and whether our potential revenues, operating results, or financial condition will improve in future periods are subject to numerous risks. There are a number of important factors that could cause actual results to differ materially from the results anticipated by these forward-looking statements. These important factors include those that we discuss under the heading “Risk Factors” and in other sections of our Annual Report on Form 20-F for the fiscal year ended August 31, 2019, as amended, as well as in our other reports filed from time to time with the Securities and Exchange Commission (“SEC”) that are incorporated by reference into this prospectus. You should read these factors and the other cautionary statements made in this prospectus and in the documents we incorporate by reference into this prospectus as being applicable to all related forward-looking statements wherever they appear in this prospectus or the documents we incorporate by reference into this prospectus. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

CAUTIONARY NOTE TO UNITED STATES INVESTORS CONCERNING
TERMINOLOGY OF MINERAL RESERVES AND MINERAL RESOURCES

As an Alberta corporation, Tanzanian Gold Corporation, formerly Tanzanian Royalty Exploration Corporation (the “Company”), is subject to certain rules and regulations issued by Canadian Securities Administrators. The Company files an Annual Report on Form 20-F as its Annual Information Form (“AIF”) with the British Columbia, Alberta and Ontario Securities Commissions via the System for Electronic Document Analysis and Retrieval (“SEDAR”). Under the filing requirements for an AIF, the Company is required to provide detailed information regarding its properties including mineralization, drilling, sampling and analysis, security of samples, and mineral resource and mineral reserve estimates, if any. Further, the Company may describe its properties utilizing terminology such as “Proven Mineral Reserve” or “Probable Mineral Reserve” or “Measured Mineral Resources,” “Indicated Mineral Resources” and “Inferred Mineral Resources” that are permitted by Canadian securities regulations.

United States investors are cautioned not to assume that any part of the mineral deposits, if any, in the “Proven Mineral Reserve” or “Probable Mineral Reserve” or “Measured Mineral Resources,” “Indicated Mineral Resources” and “Inferred Mineral Resources” categories will ever be converted into reserves. Further, these terms are not defined terms under SEC Industry Guide 7 and are not permitted to be used in reports and registration statements filed with the SEC. The definitions of proven and probable reserves used in NI 43-101 differ from the definitions in SEC Industry Guide 7. Under SEC Industry Guide 7, as interpreted by the staff of the SEC, mineralization may not be classified as a “reserve” for United States reporting purposes unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made. Among other things, all necessary permits would be required to be in hand or issuance imminent in order to classify mineralized material as reserves under the SEC guidelines. In addition, NI 43-101 permits disclosure of “contained ounces” of mineralization. In contrast, the SEC staff only permits issuers to report mineralization as in place tonnage and grade without reference to unit measures.

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United States investors are cautioned not to assume that any part or all of the mineral deposits identified as an “indicated mineral resource,” “measured mineral resource” or “inferred mineral resource” will ever be converted to reserves as defined in SEC Industry Guide 7. Further, “inferred mineral resources” have a great amount of uncertainty as to their existence and economic and legal feasibility. It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category. Under Canadian securities legislation, estimates of inferred mineral resources may not form the basis of feasibility or pre-feasibility studies, or economic studies. U.S. investors are cautioned not to assume that part or all of an inferred mineral resource exists, or is economically or legally mineable.

For clarification, the Company has no properties that contain “Proven (Measured) Reserves” or “Probable (Indicated) Reserves” as defined by SEC securities regulations.

ABOUT THIS PROSPECTUS

This document is called a prospectus and is part of a registration statement that we have filed with the SEC using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer our common shares, various series of warrants to purchase common shares, and debt securities either individually or in units, in one or more offerings, in amounts we will determine from time to time, up to a total dollar amount of $25,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities described in this prospectus, we will provide a prospectus supplement, or information that is incorporated by reference into this prospectus, containing more specific information about the terms of the securities that we are offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings and securities. This prospectus, together with applicable prospectus supplement, any information incorporated by reference and any related free writing prospectuses, includes all material information relating to these offerings and securities. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus, including, without limitation, a discussion of any risk factors or other special considerations that apply to these offerings or securities or the specific plan of distribution. If there is any inconsistency between the information in this prospectus and a prospectus supplement or information incorporated by reference having a later date, you should rely on the information in that prospectus supplement or incorporated information having a later date. We urge you to read carefully this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Where You Can Find Additional Information”, before buying any of the securities being offered.

You should rely only on the information we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus.

Neither the delivery of this prospectus nor any sale made under it implies that there has been no change in our affairs or that the information in this prospectus is correct as of any date after the date of this prospectus. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find Additional Information”. THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES, UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

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In this prospectus, “we,” “us,” “our,” the “Company,” and “Tanzanian” refer to Tanzanian Gold Corporation and its subsidiaries, unless the context otherwise requires. In addition, references to dollar amounts in this prospectus shall mean United States dollars, unless otherwise indicated.

ABOUT TANZANIAN GOLD CORPORATION

Tanzanian Gold Corporation, formerly Tanzanian Royalty Exploration Corporation, was originally incorporated under the name “424547 Alberta Ltd.” in the Province of Alberta on July 5, 1990, under the Business Corporations Act (Alberta). The name was changed to “Tan Range Exploration Corporation” on August 13, 1991. The name of the Company was again changed to “Tanzanian Royalty Exploration Corporation” on February 28, 2006. Subsequently, at the 2019 Annual Meeting, the shareholders approved a change of name to Tanzanian Gold Corporation. The name change to Tanzanian Gold Corporation became effective in the Province of Alberta, Canada on April 17, 2019. The name change was recognized by the stock exchanges as of the open of trading on April 22, 2019. The Company is also registered in the Province of British Columbia as an extra-provincial company under the Business Corporations Act (British Columbia) and in the Province of Ontario as an extra-provincial company under the Business Corporations Act (Ontario).

The principal executive office of the Company is located at Tanzanian Gold Corporation #202, 5226 Larch Street, Vancouver, British Columbia, Canada V6M 4E1, and its telephone number is (844) 364-1830. We maintain a website at http://www.tangold.com. Information contained on, or that can be accessed through, our website is not part of this prospectus.

Business Overview

The Company is a mineral resource company with development and exploration stage properties and is engaged in the acquisition of interests in and the exploration of natural resource properties with the possible development of those properties. The Company commits its own resources to the initial evaluation of mineral properties and, in certain situations, if and when warranted, the Company may enter into joint venture agreements with other corporations with a view for the direct development of a mine for the purpose of earning income from the sale of gold and other mined materials. As discussed below, the Company’s primary focus has been on the development of the Buckreef Project.

The Company’s main area of interest has been in the exploration and development of the Buckreef Project located in Tanzania through a joint venture with the State Mining Corporation (“STAMICO”), a wholly-owned Government enterprise under the Ministry of Energy and Minerals of the United Republic of Tanzania, of which the Company has a 55% interest and the STAMICO has a 45% interest.

During fiscal 2019, the Company initiated and focused on a drilling program at the Buckreef Project in furtherance of developing and defining geological model. At the Buckreef Project the Company has (i) initiated open pit mining for oxide ore and work to construct and operate a 40 tonnes per hour oxide processing facility; (ii) further its on-going Ultra Deep Exploration drilling program of six holes of 1200 meters; and (iii) continued to perform necessary testing and studies to further refine the Buckreef open pit, and develop the larger processing plant all to further the completion of the Company’s 43-101 definitive feasibility study. Based on the forgoing, in June 2020, the Company initiated initial gold production through the processing of mined oxide ore at the Buckreef Project.

Although the Company has additional mining projects, the Company’s involvement in such other projects has been limited to only care and maintenance.

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WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act, with respect to the securities covered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information with respect to us and the securities covered by this prospectus, please see the registration statement and the exhibits filed with the registration statement. A copy of the registration statement and the exhibits filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the SEC, located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is http://www.sec.gov.

We are subject to the information and periodic reporting requirements of the Exchange Act, and, in accordance therewith, we file certain reports and other information with the SEC. Such reports and other information are available for inspection and copying at the Public Reference Room and website of the SEC referred to above. We maintain a website at http://www.tangold.com. You may access our Annual Report on Form 20-F filed pursuant to Sections 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and certain information that we will later file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below as well as certain filings made with the SEC under Sections 13(a), 13(c), or 15(d) of the Exchange Act from the date of the initial registration statement and prior to the effectiveness of this registration statement, and any filings made after the date of this prospectus until we sell all of the securities under this prospectus, except that we do not incorporate any document or portion of a document that was furnished and deemed by the rules of the SEC not to have been filed:

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. The documents we are incorporating by reference as of their respective dates of filing are:

•	Our Registration Statement of common shares pursuant to Section 12(b) of the Securities Exchange Act of 1934 on Form 8-A;

•	Our Annual Report on Form 20-F for the fiscal year ended August 31, 2019, filed with the SEC on December 2, 2019, as amended on August 11, 2020;

•	Exhibits 99.1 and 99.2 to our Form 6-K for November 30, 2019, filed with the SEC on January 15, 2020, containing our Condensed Consolidated Interim Financial Statements for the three months ended November 30, 2019 and 2018 and Management Discussion and Analysis;

•	Exhibits 99.1 and 99.2 to our Form 6-K for February 29, 2020, filed with the SEC on April 15, 2020, containing our Condensed Consolidated Interim Financial Statements for the six months ended February 29, 2020 and 2019 and Management Discussion and Analysis;

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•	Exhibit 99.2 to our Form 6-K for June 2020, filed with the SEC on June 16, 2020, regarding National Instrument 43-101 Independent Technical Report - Updated Mineral Resource Estimate for the Buckreef Gold Mine Project, Tanzania, East Africa;

•	Exhibits 99.1 and 99.2 to our Form 6-K for May 31, 2020, filed with the SEC on July 16, 2020, containing our Condensed Consolidated Interim Financial Statements for the nine months ended May 31, 2020 and 2019 and Management Discussion and Analysis; as amended on August 11, 2020;

•	Exhibits 99.1 and 99.2 to our Form 6-K for January 2020 filed with the SEC on July 23, 2020, containing our Notice of Meeting and Management Information Circular related to our Annual General and Special Meeting held on February 27, 2020;

•	Exhibits 10.1 through 10.6 to our Form 6-K for July 2020 filed with the SEC on July 23, 2020, regarding entry into the Securities Purchase Agreement with the certain Debenture Holders; and

•	Exhibit 99.1 to our Form 6-K for October 2020 filed with the SEC on October 29, 2020.

All subsequent annual reports on Form 20-F filed by us and all subsequent reports on Form 6-K filed by us that are identified by us as being incorporated by reference shall be deemed to be incorporated by reference into this prospectus and deemed to be a part hereof after the date of this prospectus but before the termination of the offering by this prospectus.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus, or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Each person, including any beneficial owner to whom this prospectus is delivered, may request, orally or in writing, a copy of these documents, which will be provided at no cost, by contacting:

Corporate Secretary

Tanzanian Gold Corporation

#202, 5226 Larch Street

Vancouver, British Columbia

Canada V6M 4E1

Telephone number is (844) 364-1830

5

RISK FACTORS

Investment in our securities involves risks. Before deciding whether to invest in our securities, you should consider carefully the risk factors discussed below and those contained in “Part I. Item 3. Key Information- D. Risk Factors” of our Annual Report on Form 20-F for the fiscal year ended August 31, 2019, as amended, as filed with the Securities and Exchange Commission (“SEC”) which is incorporated herein by reference in its entirety, as well as any amendment or update to our risk factors reflected in subsequent filings with the SEC. If any of the risks or uncertainties described in our SEC filings actually occurs, our business, financial condition, results of operations or cash flow could be materially and adversely affected. This could cause the trading price of our common shares to decline, resulting in a loss of all or part of your investment. The risks and uncertainties we have described are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

The Company has incurred net losses since its inception and expects losses to continue.

The Company has not been profitable since its inception. For the fiscal year ended August 31, 2019, the Company had a comprehensive loss of Cdn$30,417,517, of which approximately Cdn$22,230,000 was attributed to the write down of non-Buckreef Project properties, and an accumulated deficit of Cdn$133,762,683. For the nine months ended May 31, 2020, the Company had a comprehensive loss of Cdn$10,744,559 and an accumulated deficit of Cdn$145,461,823. The Company has never generated substantial revenues and does not expect to generate revenues until one of its properties is placed in commercial production. During the month of June 2020, the Company achieved initial gold production through the processing of mined oxide ore from the Buckreef Project.

The Company needs additional capital.

As at August 31, 2019, the Company had cash of Cdn$3,389,319 and a working capital deficiency of Cdn$10,395,970 and as at May 31, 2020, the Company had cash of Cdn$1,449,386 and a working capital deficiency of Cdn$18,007,916. Subsequent to May 31, 2020, $8,379,475 in gold and convertible short-term loans converted into common shares. The Company will continue to incur exploration and development costs to fund its plan of operations. In addition, although the Company has small processing plant to mill mined oxide ore, it will need to raise capital and secure third party financing to a build processing plant for sulphide ore in the future. Ultimately, the Company’s ability to continue its development and exploration activities depends in part on the Company’s ability to commence operations and generate revenues or to obtain financing through joint ventures, debt financing, equity financing, production sharing agreements or some combination of these or other means. Further the raising of additional capital by the Company may dilute existing shareholders. Traditionally, the Company has relied on issuing equity securities and debt securities that may be converted into equity securities to raise capital. No assurance can be given that the Company can continue to raise capital in this manner. Further, the issuance of equity securities or debt securities that may be convertible into equity securities will have a dilutive effect.

Substantial doubt about the Company’s ability to continue as a going concern.

Based on the Company’s current funding sources and taking into account the working capital position and operational requirements at August 31, 2019, these factors indicate the existence of a material uncertainty that raises substantial doubt about the Company’s ability to continue as a going concern and is dependent on the Company raising additional debt or equity financing. Although the Company has entered into the Securities Purchase Agreement to sell the Convertible Debentures, the Company may be required to obtain additional funding in fiscal 2021 in order to continue to explore and develop the oxide ore, and to operate and expand the oxide ore processing plant, at the Buckreef Project and for working capital. No assurance can be given that such additional funding and/or project financing will be obtained or obtained on commercially favorable terms.

The Company will continue to depend on the proceeds from equity or debt financings for its operations.

Although the Company’s current operations has just begun to generate initial cash flow, it is anticipated that the Company will continue, in the near future, to require additional equity or debt financing to finance its operations and expansion. If the Company seeks funding from existing or new joint venture partners, its project interest will be diluted. If the Company seeks additional equity financing, the issuance of additional shares will dilute the current interests of the Company’s current shareholders. The Company may not be able to obtain additional funding to allow the Company to fulfill its obligations on existing exploration properties. The Company’s failure to obtain such additional financing could result in delay or indefinite postponement of further exploration and development and the possible partial or total loss of the Company’s potential interest in certain properties or dilution of the Company’s interest in certain properties.

6

As of August 31, 2019, our internal control over financial reporting were ineffective, and if we continue to fail to improve such controls and procedures, investors could lose confidence in our financial and other reports, the price of our common shares may decline, and we may be subject to increased risks and liabilities.

As a public company, we are subject to the reporting requirements of the Exchange Act and the Sarbanes-Oxley Act of 2002. The Exchange Act requires, among other things, that we file annual reports with respect to our business and financial condition. Section 404 of the Sarbanes-Oxley Act requires, among other things, that we include a report of our management on our internal control over financial reporting. We are also required to include certifications of our management regarding the effectiveness of our disclosure controls and procedures. For the year ended August 31, 2019, our management has concluded that our disclosure controls and procedures and internal control over financial reporting were ineffective due to the following material weaknesses: (i) review and approval of invoices and the related oversight and accuracy of recording the associated charges in the Company’s books; and (ii) lack of adequate oversight related to the development and performance of internal controls. Due to the limited number of personnel in the company, there are inherent limitations to segregation of duties amongst personnel to perform adequate oversight, including oversight regarding complex International Financial Reporting Standards that may cause misinterpretation and misapplication. We intend to implement changes and procedures to address these issues; however, any proposed changes to address the material weaknesses will take time to implement due to, among other things, a limited number of staff at the Company. If we cannot effectively and efficiently improve our controls and procedures, we could suffer material misstatements in our financial statements and other information we report and fail to meet our reporting obligations, which would likely cause investors to lose confidence in our reported financial and other information. This could lead to a decline in the trading price of our common shares.

The exercise price of our convertible debentures, warrants and options may be below market and may have the effect of suppressing the price for our common shares.

In connection with our prior financings and the engagement of employees and advisors, we have issued warrants and options some of which may have exercise prices that are below the current market price for our common shares. In addition, in connection with the sale of $7.0 million in Tranche A Debentures, such Tranche A Debenture holders may convert a Tranche A Debenture in their sole discretion at any time on or prior to pay off at the lower of the Tranche A Fixed Conversion Price which is equal to 130% of the 20-day VWAP as calculated immediately prior to the closing for each respective Tranche A Debenture or 93% of the average of the two lowest daily VWAPs during the 10 consecutive trading days immediately preceding the conversion date; provided, however, the conversion price may not be less than $0.20. Further, as of November 1, 2020, there were a total of 7,352,000 common shares underlying stock options at an exercise price of Cdn$0.41 per common share, and 3,289,938 common shares underlying warrants with exercise prices ranging from $0.8719 and $0.9515. In addition, in connection with the issuance of $7.0 million in Tranche A Debentures, we issued warrants to purchase up to 3,002,037 common shares at an exercise price of $1.2125 per common. These exercise prices may have the effect of suppressing the price of our common shares until such warrants and stock options have been exercise and sold.

The conversion of the Convertible Debentures and exercise of related warrants into common shares and future sales may further dilute the common shares and adversely impact the price of our common shares.

In connection with the sale of Tranche A Debentures in the aggregate amount of $7,000,000, we registered 24,002,037 common shares issuable to certain shareholders upon the conversion of the Tranche A Debentures and related warrants (as discussed above). The Debenture Holders may convert a Tranche A Debenture in their sole discretion at any time on or prior to pay off at the lower of the Tranche A Fixed Conversion Price which is equal to 130% of the 20-day VWAP as calculated immediately prior to the closing for each respective Tranche A Debenture or 93% of the average of the two lowest daily VWAPs during the 10 consecutive trading days immediately preceding the conversion date; provided, however, the conversion price may not be less than $0.20. As of November 1, 2020, 707,131 common shares have been issued in connection with the conversion of Tranche A Debentures. The common shares issued pursuant to conversion of the Tranche A Debentures and exercise of related warrants will be unrestricted and freely tradeable. The sale of a substantial number of common shares on the open market could decrease the market price of our common shares and the value of your investment.

7

The Company’s exploration activities are highly speculative and involve substantial risks.

With the exception of one project, the Buckreef Project, all of the other Company’s properties are in the exploration stage and no proven mineral reserves have been established. The Company’s exploration work may not result in the discovery of mineable deposits of ore in a commercially economical manner. There may be limited availability of water, which is essential to milling operations, and interruptions may be caused by adverse weather conditions. The Company’s future operations, if any, are subject to a variety of existing laws and regulations relating to exploration and development, permitting procedures, safety precautions, property reclamation, employee health and safety, air quality standards, pollution and other environmental protection controls.

The Company has uninsurable risks.

The Company may be subject to unforeseen hazards such as unusual or unexpected formations and other conditions. The Company may become subject to liability for pollution, cave-ins or hazards against which it cannot insure or against which it may elect not to insure. The payment of such liabilities may have a material adverse effect on the Company’s financial position.

The Company depends on key management personnel.

The success of the operations and activities of the Company is dependent to a significant extent on the efforts and abilities of its management, including James E. Sinclair, our Executive Chairman. Investors must be willing to rely to a significant extent on their discretion and judgment. The Company does not maintain key-man life insurance on the Executive Chairman.

The Company may be characterized as a passive foreign investment company.

We may be characterized as a passive foreign investment company (“PFIC”). If we are determined to be a PFIC, our U.S. shareholders may suffer adverse tax consequences. Under the PFIC rules, for any taxable year that our passive income or our assets that produce passive income exceed specified levels, we will be characterized as a PFIC for U.S. federal income tax purposes. This characterization could result in adverse U.S. tax consequences for our U.S. shareholders, which may include having certain distributions on our common shares and gains realized on the sale of our common shares treated as ordinary income, rather than as capital gains income, and having potentially punitive interest charges apply to the proceeds of sales of our common shares and certain distributions.

Certain elections may be made to reduce or eliminate the adverse impact of the PFIC rules for holders of our common shares, but these elections may be detrimental to the shareholder under certain circumstances. The PFIC rules are extremely complex and U.S. investors are urged to consult independent tax advisers regarding the potential consequences to them of our classification as a PFIC.

Failure to comply with the U.S. Foreign Corrupt Practices Act, the Corruption of Foreign Public Officials Act and other laws, could result in fines, criminal penalties, contract termination and an adverse effect on our business.

The Company is subject to the Foreign Corrupt Practices Act of 1977 (the “FCPA”), the Corruption of Foreign Public Officials Act (Canada) (“CFPOA”), and other laws that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by persons and issuers as defined by the statutes, for the purpose of obtaining or retaining business. It is our policy to implement safeguards to discourage these practices by our employees; however, our existing safeguards and any future improvements may prove to be less than effective and our employees, consultants, sales agents or distributors may engage in conduct for which the Company might be held responsible. Any such violation could result in substantial fines, sanctions, civil and/or criminal penalties, curtailment of operations in certain jurisdictions, and might adversely affect our business, results of operations or financial condition. In addition, actual or alleged violations could damage our reputation and ability to do business. Furthermore, detecting, investigating, and resolving actual or alleged violations is expensive and could consume significant time and attention of our management.

8

If we are found liable for violations of the FCPA, CFPOA or other similar anti-corruption, anti-bribery or anti-kickback laws or regulations, either due to our own acts or out of inadvertence, or due to the acts or inadvertence of others, we could suffer criminal or civil fines or penalties or other repercussions, including reputational harm, which could have a material adverse effect on our business, financial condition and results of operations.

Security breaches and other disruptions could compromise the Company’s information and expose it to liability, which would cause its business and reputation to suffer.

In the ordinary course of the Company’s business, it collects and stores sensitive data, including intellectual property, its proprietary business information and that of its business partners, and personally identifiable information of its employees in its data centers and on its networks. The secure processing, maintenance and transmission of this information is critical to the Company’s operations and business strategy. Despite its security measures, the information technology and infrastructure may be vulnerable to attacks by hackers or breached due to employee error, malfeasance or other disruptions. Any such breach could compromise the Company’s networks and the information stored there could be accessed, publicly disclosed, lost or stolen. Any such access, disclosure or other loss of information could result in legal claims or proceedings, potential liability under laws that protect the privacy of personal information, and potential regulatory penalties, disrupt the Company’s operations and damage its reputation, and cause a loss of confidence in the Company, which could adversely affect its business and competitive position.

Our business and mining operations may be vulnerable to the impact from the COVID-19 outbreak, and the continuation of the pandemic could have an adverse impact on our operations and financial condition.

The recent outbreak of the coronavirus, COVID-19, which on March 10, 2020, has been declared by the World Health Organization to be a pandemic, has spread across the globe and is impacting worldwide economic activity. A pandemic, including COVID-19 or other public health epidemic, poses the risk that we or our employees, contractors, customers, suppliers, third party shipping carriers, government and other partners may be prevented from or limited in their ability to conduct business activities for an indefinite period of time, including due to the spread of the disease within these groups or due to shutdowns that may be requested or mandated by governmental authorities. While it is not possible at this time to estimate the impact that COVID-19 could have on our business, the continued spread of COVID-19 and the measures taken by the governments of states and countries affected could disrupt, among other things, our business and implementation of our mining operations. The Company has implemented procedures in order to address certain CVOVID-19 concerns.

The Company cannot accurately predict whether commercial quantities of ores as estimated or projected in the pre-feasibility study will be established once commercial production commences.

Whether an ore body will be commercially viable depends on a number of factors beyond the control of the Company, including the particular attributes of the deposit such as size, grade and proximity to infrastructure, as well as mineral prices and government regulations, including regulations relating to permitting, prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection. The Company cannot accurately predict the exact effect of these factors, but the combination of these factors may result in a mineral deposit being unprofitable. The Company has achieved initial gold production through the process on mined oxide ore from the Buckreef Project. Although the mineral resource estimates included herein have been prepared by the Company, or, in some instances have been prepared, reviewed or verified by independent mining experts, these amounts are estimates only and there is a risk that a particular level of recovery of gold or other minerals from mineral resource will not in fact be realized or that an identified mineralized deposit, if any, will never qualify as a commercially mineable or viable reserve.

9

The exploration for and development of mineral deposits involves significant risks.

Mineral resource exploration is a speculative business and involves a high degree of risk. The Company has completed several diamond and reverse circulation drilling programs on the Buckreef Project and independent qualified persons have reviewed the results of the drilling program in the context of analyzing the economic significance of the open-pittable mineral resources at the Buckreef Project using current gold prices. However, the exploration for and development of mineral deposits involves significant risks, which even a combination of careful evaluation, experience and knowledge may not eliminate. Significant expenditures will be required to locate further and/or upgrade mineral resources from inferred category to measured and indicated category, to revise and/or upgrade the recently established mineral reserves, to develop metallurgical processes, to construct and run a 5 tonnes per hour oxide pilot plant to test the flowsheet and material handling capabilities prior to upgrading to 40 tonnes per hour oxide processing plant, and to finalize on a bankable feasibility study on a larger open pit and sulphide processing plant at the Buckreef Project site.

The Company may not be able to establish the presence of minerals on a commercially viable basis.

The Company’s ability to generate revenues and profits, if any, is expected to occur through exploration and development of its existing properties as well as through acquisitions of interests in new properties. The Company will need to incur substantial expenditures in an attempt to establish the economic feasibility of mining operations by identifying mineral deposits and establishing ore reserves through drilling and other techniques, developing metallurgical processes to extract metals from ore, designing facilities and planning mining operations. The economic feasibility of a project depends on numerous factors beyond the Company’s control, including the cost of mining and production facilities required to extract the desired minerals, the total mineral deposits that can be mined using a given facility, the proximity of the mineral deposits to a user of the minerals, and the market price of the minerals at the time of sale. The Company’s existing or future exploration programs or acquisitions may not result in the identification of deposits that can be mined profitably.

Mining and Mineral Exploration Have Substantial Operational Risks

Mining and mineral exploration involves many risks, which even a combination of experience, knowledge and careful evaluation may not be able to overcome. These risks include but are not limited to:

• major or catastrophic equipment failures;

• mine failures and slope failures;

• ground fall and cave-ins;

• deleterious elements in the mined resources;

• environmental hazards;

• industrial accidents and explosions;

• unusual or unexpected geological formations;

• labor shortages or strikes;

• civil disobedience and protests; and

• natural phenomena such as inclement weather conditions, floods, droughts, rock slides and earthquakes.

These occurrences could result in environmental damage and liabilities, work stoppages and delayed production, increased production costs, damage to, or destruction of, mineral properties or production facilities, personal injury or death, asset write-downs, monetary losses and other liabilities. The nature of these risks is such that liabilities could exceed policy limits of the Company’s insurance coverage, in which case the Company could incur significant costs that could prevent profitable operations.

The Company depends on consultants and engineers for its exploration programs.

The Company has relied on and may continue to rely upon consultants for exploration development, construction and operating expertise. Substantial expenditures are required to construct mines, to establish ore reserves through drilling, to carry out environmental and social impact assessments, to develop metallurgical processes to extract the metal from the ore and, in the case of new properties, to develop the exploration infrastructure at any site chosen for exploration. The Company may not be able to discover minerals in sufficient quantities to justify commercial operation, and the Company may not be able to obtain funds required for exploration on a timely basis.

10

The Company may not have clear title to its properties.

Acquisition of title to mineral properties is a very detailed and time-consuming process, and the Company’s title to its properties may be affected by prior unregistered agreements or transfers, or undetected defects. Several of the Company’s prospecting licenses are currently subject to renewal by the Ministry of Energy and Minerals of Tanzania. There is a risk that the Company may not have clear title to all its mineral property interests, their licenses may not be renewed or they may be subject to challenge or impugned in the future. See “Mineral Properties.” In other instances, the Company might not have immediate access to some of its mineral properties due to the ever-evolving statutory requirements and regulations as enacted by the Government of Tanzania and enforced by the various ministries.

During fiscal 2019, the Company received a notice of cancellation of the Kigosi Mining License for failure to satisfy the issues raised in the default notice. The Company believes that the notice sent by the government did not follow due process under Tanzanian law and the Company filed an appeal to this notification subsequent to fiscal year-end. Further, during fiscal 2019, the Company received a notice of rejection of the mining license application for the Itetemia Project. The Company believes that the notice sent by the government did not follow due process under Tanzanian law and the Company filed an appeal to the Itetemia Project notification. The Company subsequently has received notices that the government denied the Company’s appeal as to both notices of cancelation as to the Kigosi Mining License and the mining license application for the Itetemia Project. The Company has appealed the most recent notices of rejection of appeal. In the event the Company loses its appeals, the Company could lose its Kigosi Mining License and/or rights to the Itetemia Project. During the year ended August 31, 2019, the Company wrote off the value of its Kigosi and Itetemia Projects. See the Company’s Form 20-F for the year ended August 31, 2019, as amended, which is incorporated herein. At this time, the Company is focusing its time and efforts to develop the Buckreef Project and the Kigosi and Itetemia Projects are in the care and maintenance phase.

The Company’s properties have been and may continue to be subject to illegal mining.

During 2015, illegal miners, consisting primarily of artisanal miners, invaded and forced occupation at the Buckreef Project. As a result, these illegal miners disrupted our activities. As a result of these illegal miners’ activities, we provided a notice of force majeure under our agreement with STAMICO and did not allow Tanzim, our joint venture operator, to continue mining activities at our property until this issue was resolved. Although we worked out an agreement with the Deputy Minister of Energy and Minerals to provide an area for artisanal mining, no assurance can be given that no more illegal mining activities will occur at our properties or disrupt our operations. Recently, the Company has requested for and been provided with a police detail from the Ministry of Home Affairs, through the offices of the Inspector General of Police (Tanzania) permanently stationed and patrolling the Buckreef Project as further efforts by the Company to deter illegal Mining on the main project site.

During the fiscal year ended August 31, 2019, there had been some attempted invasion in and around the Buckreef Project. Similar to other developers/operators in that area, the Company has requested and been granted a permanent security detail from the police force at the camp site pursuant to a memorandum of understanding with the Tanzanian inspector general police.

Mining exploration, development and operating activities are inherently hazardous.

If the Company experiences mining accidents or other adverse conditions, the Company’s mining operations could be materially adversely affected. The Company’s exploration activities may be interrupted by any or all of the following mining accidents such as cave-ins, rock falls, rock bursts, pit wall failures, fires or flooding. In addition, exploration activities may be reduced if unfavorable weather conditions, ground conditions or seismic activity are encountered, ore grades are lower than expected, the physical or metallurgical characteristics of the ore are less amenable than expected to mining or treatment, dilution increases or electrical power is interrupted. Occurrences of this nature and other accidents, adverse conditions or operational problems in future years may result in the Company’s failure to achieve current or future exploration and production estimates.

11

If we do not pay our annual license fees on our properties and we may be subject to penalties.

In order to maintain the existing site of mining and exploration licenses, the Company is required to pay annual license fees. The Company has not paid all of its annual mining license fees with the exception of the Buckreef Project mining license. In addition, the Ministry of Mines has put into effect a requirement that even though a license is forfeited, the outstanding fees are still due and considered a liability. As at May 31, 2020, an accrual of Cdn$347,000 (August 31, 2019 - Cdn$680,000) has been recorded relating to unpaid exploration and prospecting license fees. For active licenses, these licenses remain in good standing until a letter of demand is received from Ministry of Mines requesting payment of any unpaid license fees plus 50% penalty, and the Company fails to respond within 30 days. The Company has not received a letter of demand from the Ministry of Mines on its active licenses. The potential penalty estimate relating to unpaid active license fees at May 31, 2020 is approximately Cdn$116,000 (August 31, 201 - Cdn$211,000). The Company has not recorded an accrual for all valid and active mining licenses but only from the forfeited licenses list as stated above.

We may be subject to additional payments to the STAMICO because we have not brought the Buckreef Property into production by a certain date.

Our joint venture agreement with STAMICO contains an obligation clause regarding the commissioning date for the plant. The clause becomes effective only in the event the property is not brought into production before a specified future date which was originally estimated to be in December 2015. Under the agreement, the Company is entitled to extend the date for one additional year: (i) for the extension year; on payment to STAMICO of $500,000; (ii) for the second extension year, on payment to STAMICO of $625,000; and (iii) for each subsequent extension year, on payment to STAMICO of $750,000.

In November, 2016, the Company received a request letter from STAMICO regarding the status of the penalty payment and responded that no penalty was due at this time. The Company received a subsequent letter from STAMICO regarding request for payment. It remains the Company’s position that no penalty is due at this time, but the Company and STAMICO engaged in settlement discussions to resolve the issue, and a payment of $172,330 was made in settlement of the matter to be applied towards the amount requested with the remainder of $312,813 to be paid out of proceeds of production of which the Company has recently begun monthly payments.

No assurance can be given that STAMICO will not demand additional money from the Company because the Company has not brought the Buckreef Project into production by a certain date.

If the Company experiences mining accidents or other adverse conditions, the Company’s mining operations could be materially adversely affected.

The Company’s exploration activities may be interrupted by any or all of the following mining accidents such as cave-ins, rock falls, rock bursts, pit wall failures, fires or flooding. In addition, exploration activities may be reduced if unfavorable weather conditions, ground conditions or seismic activity are encountered, ore grades are lower than expected, the physical or metallurgical characteristics of the ore are less amenable than expected to mining or treatment, dilution increases or electrical power is interrupted. Occurrences of this nature and other accidents, adverse conditions or operational problems in future years may result in the Company’s failure to achieve current or future exploration and production estimates.

Development of the Company’s projects is based on estimates and the Company cannot guarantee that its projects, if any, will be placed into production.

Any potential production and revenues based on production from any of the Company’s properties are estimates only. Estimates are based on, among other things, mining experience, resource estimates, assumptions regarding ground conditions and physical characteristics of ores (such as hardness and presence or absence of certain metallurgical characteristics) and estimated rates and costs of mining and processing. The Company has achieved initial gold production through the processing of mined oxide ore from the Buckreef Project, however no assurance that the Buckreef Project will achieve commercial production or will be profitable. In addition, the Company’s actual production from the Buckreef Project may be lower than its production estimates. Each of these factors also applies to future development properties not yet in production at the Company’s other projects. In the case of mines the Company may develop in the future, it does not have the benefit of actual experience in its estimates, and there is a greater likelihood that the actual results will vary from the estimates. In addition, development and expansion projects are subject to unexpected construction and start-up problems and delays.

12

The Company’s exploration activities are subject to various federal, state and local laws and regulations.

Laws and regulation govern the exploration, mining development, mine production, importing and exporting of minerals; taxes; labor standards; occupational health; waste disposal; protection of the environment; mine safety; toxic substances; and other matters. The Company requires licenses and permits to conduct exploration and mining operations. Amendments to current laws and regulations governing operations and activities of mining companies or more stringent implementation thereof could have a substantial adverse impact on the Company. Applicable laws and regulations will require the Company to make certain capital and operating expenditures to initiate new operations. Under certain circumstances, the Company may be required to close an operation once it is started until a particular problem is remedied or to undertake other remedial actions.

The Buckreef Project is held through a special mining license expiring in June 2027 granted pursuant to the Mining Act, 2010 (Tanzania). The Company has other mineral interests in Tanzania that are held under prospecting licenses granted under that Act. There are initial application fees, registration fees, preparation fees and annual rental fees for prospecting licenses based on the total area of the license. Renewals of prospecting licenses can take many months and possibly even years to process by the regulatory authority in Tanzania and there is no guarantee that they will be granted. With each renewal at least 50% of the licensed area, if greater than 20 square kilometers, must be relinquished and if the Company wishes to keep the relinquished one-half portion, it must file a new application for the relinquished portion. There is no guarantee on the timing for processing the new application and whether it will be successful.

In addition, any new license (PL, ML & SML) applications and renewals are also now subject to the recently enacted of the Ministry of Mines Local Content Regulations GN 3 of 2018 that is enforced by the newly enacted and established 6-member Tanzanian Mining Commission that now oversees the Mining Commissioner and all license applications. The new regulations reflect a strong will to foster diversification and linkages to the local economy, create jobs through the use of Tanzanian expertise, goods and services, businesses and financing in the mining value chain. Not only does it force licensees and contractors to use indigenous Tanzanian companies for the procurement of goods and services, but also requires a physical presence in Tanzania.

The Company’s competition is intense in all phases of the Company’s business.

The mining industry in which the Company is engaged is in general, highly competitive. Competitors include well-capitalized mining companies, independent mining companies and other companies having financial and other resources far greater than those of the Company. The Company competes with other mining companies in connection with the acquisition of gold and other precious metal properties. In general, properties with a higher grade of recoverable mineral and/or which are more readily mineable afford the owners a competitive advantage in that the cost of production of the final mineral product is lower. Thus, a degree of competition exists between those engaged in the mining industries to acquire the most valuable properties. As a result, the Company may eventually be unable to acquire attractive gold mining properties.

The Company is subject to the volatility of metal and mineral prices.

The economics of developing metal and mineral properties are affected by many factors beyond the Company’s control, including, without limitation, the cost of operations, variations in the grade ore or resource mined, and the price of such resources. The market prices of the metals for which the Company is exploring are highly speculative and volatile. Depending on the price of gold or other resources, the Company may determine that it is impractical to commence or continue commercial production. Gold prices fluctuate widely and are affected by numerous factors beyond the Company’s control, including central bank purchases and sales, producer hedging and de-hedging activities, expectations of inflation, the relative exchange rate of the U.S. dollar with other major currencies, interest rates, global and regional demand, political and economic conditions, production costs in major gold-producing regions, speculative positions taken by investors or traders in gold and changes in supply, including worldwide production levels. The price of gold and other metals and minerals may not remain stable, and such prices may not be at levels that will make it feasible to continue the Company’s exploration activities, or commence or continue commercial production. The aggregate effect of these factors is impossible to predict with accuracy.

13

The Company’s business activities are conducted in Tanzania.

The Company’s principal exploration and mine development properties are currently located in the United Republic of Tanzania, Africa, under which the Company has obtained a license to explore, develop and operate the properties. Although the Company believes that the Tanzanian government is a stable, multi-party democracy, there is no guarantee that this will continue. Tanzania is surrounded by unstable countries enduring political and civil unrest, and in some cases, civil war. There is no guarantee that the surrounding unrest will not affect the Tanzanian government and people, and therefore, the Company’s mineral exploration activities. Any such effect is beyond the control of the Company and may materially adversely affect its business.

Further, the operator of the Buckreef Project is Tanzam, a joint venture that is 55% owned by one of our subsidiaries and 45% is owned by the STAMICO, a governmental agency of the Tanzania. Therefore, the government of Tanzania will have input at our operations at the Buckreef Project.

Additionally, the Company may be affected in varying degrees by political stability and government regulations relating to the mining industry and foreign investment in Tanzania. The government of Tanzania may institute regulatory policies that adversely affect the exploration and mine development (if any) of the Company’s properties. Any changes in regulations or shifts in political conditions in this country are beyond the control of the Company and may materially adversely affect its business. Investors should assess the political and regulatory risks related to the Company’s foreign country investments. The Company’s operations in Tanzania are also subject to various levels of economic, social and other risks and uncertainties that are different from those encountered in North America. The Company’s operations may be affected in varying degrees by government regulations with respect to restrictions on production, price controls, export controls, restrictions on foreign exchange and repatriation, income taxes, expropriation of property, environmental legislation and mine safety. Other risks and uncertainties include extreme fluctuations in currency exchange rates, high rates of inflation, labor unrest, risks of war or civil unrest, government and civil unrest, regional expropriation and nationalization, renegotiation or nullification of existing concessions, licenses, permits and contracts, illegal mining, corruption, hostage taking, civil war and changing political conditions and currency controls. Infectious diseases (including Ebola virus, malaria, HIV/AIDS and tuberculosis) are also major health care issues where the Company operates.

Mineral exploration in Tanzania is affected by local climatic and economic conditions.

The Company’s properties in Tanzania have year-round access, although seasonal winter rains from December to March may result in flooding in low lying areas, which are dominated by mbuga, a black organic rich laustrine flood soil. Further, most lowland areas are under active cultivation for corn, rice, beans and mixed crops by subsistence farmers. As a result, the area has been deforested by local agricultural practices for many years. The seasonal rains and deforested areas can create a muddy bog in some areas, which can make access more difficult, and could impede the transport of heavy equipment to the Company’s mineral properties at certain times of the year between December and March.

The Company’s operations are subject to issues relating to security and human rights.

Civil disturbances and criminal activities such as trespass, illegal mining, theft and vandalism may cause disruptions at the Company’s operations in Tanzania which may result in the suspension of operations. There is no guarantee that such incidents will not occur in the future. Such incidents may halt or delay exploration, increase operating costs, result in harm to employees or trespassers, decrease operational efficiency, increase community tensions or result in criminal and/or civil liability for the Company or its employees and/or financial damages or penalties. The manner in which the Company’s personnel respond to civil disturbances and criminal activities can give rise to additional risks where those responses are not conducted in a manner that is consistent with international standards relating to the use of force and respect for human rights. The failure to conduct security operations in accordance with these standards can result in harm to employees or community members, increase community tensions, reputational harm to the Company and its partners or result in criminal and/or civil liability for the Company or its employees and/or financial damages or penalties. It is not possible to determine with certainty the future costs that the Company may incur in dealing with the issues described above at its operations.

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We can give no assurances that we will ever pay any dividends on our common shares, and any return to investors is expected to come, if at all, only from potential increases in the price of our common shares.

We have never paid dividends on our common shares and have no intention of every paying any dividends. We make no assurances that we will ever pay future dividends, cash or otherwise. Whether we pay any dividends in the future will depend on our financial condition, results of operations, and other factors that we will consider. Any return to investors is expected to come, if at all, only from potential increases in the price of our common shares.

As a foreign private issuer, the Company is subject to different U.S. securities laws and rules than a domestic U.S. issuer, which may limit the information publicly available to U.S. shareholders.

The Company is a foreign private issuer under applicable U.S. federal securities laws. As a result, the Company does not file the same reports that a U.S. domestic issuer would file with the SEC, although the Company is required to file with or furnish to the SEC the continuous disclosure documents that the Company is required to file in Canada under Canadian securities laws. In addition, the Company’s officers, directors, and principal shareholders are exempt from the reporting and “short swing” profit rules of Section 16 of the Exchange Act. Therefore, shareholders may not know on as timely a basis when the Company’s officers, directors and principal shareholders purchase or sell common shares, as the reporting dates under the corresponding Canadian insider reporting requirements are longer. In addition, as a foreign private issuer, the Company is exempt from the proxy rules under the Exchange Act.

The Company may lose its foreign private issuer status in the future, which could result in significant additional costs and expenses.

In order to maintain the Company’s current status as a foreign private issuer, a majority of its common shares must be either directly or indirectly owned by non-residents of the United States, unless the Company also satisfies one of the additional requirements necessary to preserve this status. The Company may in the future lose its foreign private issuer status if a majority of its common shares is held in the United States and it fails to meet the additional requirements necessary to avoid loss of foreign private issuer status. The regulatory and compliance costs under U.S. federal securities laws as a U.S. domestic issuer may be significantly more than the costs incurred as a Canadian foreign private issuer eligible to use the multijurisdictional disclosure system (“MJDS”). If the Company is not a foreign private issuer, it would not be eligible to use the MJDS or other foreign issuer forms and would be required to file periodic and current reports and registration statements on U.S. domestic issuer forms with the SEC, which are more detailed and extensive than the forms available to a foreign private issuer. In addition, the Company may lose the ability to rely upon certain exemptions from NYSE American corporate governance requirements that are available to foreign private issuers.

U.S. investors may not be able to obtain enforcement of civil liabilities against the Company.

The enforcement by investors of civil liabilities under the United States federal or state securities laws may be adversely affected by the fact that the Company is governed by the Business Corporations Act (Alberta), that some of the Company’s officers and directors are residents of Canada or otherwise reside outside the United States, and that all, or a substantial portion of their assets and a substantial portion of the Company’s assets, are located outside the United States. It may not be possible for investors to effect service of process within the United States on certain of the Company’s directors and officers or enforce judgments obtained in the United States courts against the Company, certain of its directors and officers based upon the civil liability provisions of United States federal securities laws or the securities laws of any state of the United States.

Common share prices will likely be highly volatile, and your investment could decline in value or be lost entirely.

The market price of the common shares is likely to be highly volatile and may fluctuate significantly in response to various factors and events, many of which the Company cannot control. The stock market in general, and the market for mining company stocks in particular, has historically experienced significant price and volume fluctuations. Volatility in the market price for a particular issuer’s securities has often been unrelated or disproportionate to the operating performance of that issuer. Market and industry factors may depress the market price of the Company’s securities, regardless of operating performance. Volatility in the Company’s securities price also increases the risk of securities class action litigation.

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Our common shares must meet the requirements of the NYSE American.

The NYSE American rules provide that the NYSE American may, in its discretion, at any time, and without notice, suspend dealings in or remove any security from listing or unlisted trading privileges, if, among other things, where the financial condition and/or operating results of the issuer appear to be unsatisfactory or it appears that the extent of public distribution or the aggregate market value of the security has become so reduced as to make further dealings on the NYSE American inadvisable. Although the Company has received no indication or notification that its common shares may be delisted, in light of the current per common share price and the Company’s financial losses, there is no assurance that the Company’s common shares will continue to be listed on the NYSE American.

Offers or availability for sale of a substantial number of common shares may cause the price of our common shares to decline.

In the future, in connection with current and future financings, we could have sales of a significant number of our common shares in the public market which could harm the market price of our common shares and make it more difficult for us to raise funds through future offerings of common shares. The Company’s shareholders may sell substantial amounts of its common shares in the public market. The availability of these common shares for resale in the public market has the potential to cause the supply of its common shares to exceed investor demand, thereby decreasing the price of the common shares.

In addition, the fact that the Company’s shareholders can sell substantial amounts of its common shares in the public market, whether or not sales have occurred or are occurring, could make it more difficult for the Company to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that it deems reasonable or appropriate.

CAPITALIZATION AND INDEBTEDNESS

The table below sets forth our capitalization and indebtedness as of May 31, 2020 on an actual basis.

As at May 31, 2020	$Cdn	$US(1)

Long Term Liabilities(2)	-	-

Authorized Capital
Share capital	$157,673,093	$114,181,398
Share based payment reserve	8,970,920	6,496,430
Warrants Reserve	1,033,037	748,090
Accumulated Other Comprehensive Loss	833,937	603,908
Accumulated Deficit	(145,461,823)	(105,338,419)
Equity attributable to owners of the Company	$23,049,164	$16,691,407
Non-controlling interests	588,131	425,904
Total shareholder’s equity	$23,637,295	$17,117,311

(1)	Based on an exchange rate of Cdn$1.3809 for US$1.00 as of May 29, 2020 as reported by the Board of Governors of the Federal Reserve System – Foreign Exchange Rates.
(2)	Excludes $7.0 million in convertible debentures issued in connection with the Securities Purchase Agreement dated July 22, 2020.

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MARKET FOR OUR COMMON SHARES

The common shares of the Company are listed on the Toronto Stock Exchange under the symbol “TNX”. The common shares of the Company are also listed on the NYSE American under the symbol “TRX.”

OFFER STATISTICS AND EXPECTED TIMETABLE

We may offer common shares, warrants to purchase common shares or debt securities, or units consisting of a combination of any or all of these securities at an aggregate offering price of up to $25,000,000. The warrants that we may offer will consist of warrants to purchase any of the other securities that may be sold under this prospectus. The securities offered under this prospectus may be offered separately, together, or in separate series, and in amounts, at prices and on terms to be determined at the time of sale. The actual per share price of the securities that we will offer pursuant hereto will depend on a number of factors that may be relevant as of the time of offer (see “Plan of Distribution” below).

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain certain specific information about the terms of that offering, including a description of any risks related to the offering, if those terms and risks are not described in this prospectus. A prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more details on the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and the accompanying prospectus supplement together with additional information described under the headings “Incorporation Of Certain Information By Reference” before investing in any of the securities offered.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, information incorporated by reference or free writing prospectus, we intend to use the net proceeds from the sale of securities for capital expenditures, continued exploration, general corporate purposes and working capital.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time in one or more transactions, including, without limitation:

•	through agents;

•	to or through underwriters;

•	through broker-dealers (acting as agent or principal);

•	directly by us to purchasers (including our affiliates and shareholders), through a specific bidding or auction process, a rights offering, or other method;

•	through a combination of any such methods of sale; or

•	through any other methods described in a prospectus supplement.

The distribution of securities may be effected, from time to time, in one or more transactions, including:

•	block transactions (which may involve crosses) and transactions on the NYSE American or Toronto Stock Exchange or any other organized market where the securities may be traded;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

•	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and

•	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

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The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash, debt or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

We may also make direct sales through subscription rights distributed to our existing shareholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

Agents may, from time to time, solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter of the securities.

If underwriters are used in an offering, securities will be acquired by the underwriters for their own account and may be resold, from time to time, in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. This prospectus, the applicable prospectus supplement and any applicable free writing prospectus will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we, or an underwriter, will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters with respect to any resale of the securities. To the extent required, the prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries or affiliates in the ordinary course of business.

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Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities.

These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

If more than ten percent (10%) of the net proceeds of any offering of securities made under this prospectus will be received by Financial Industry Regulatory Authority (“FINRA”) members participating in the offering or affiliates or associated persons of such FINRA members, the offering will be conducted in accordance with FINRA Conduct Rule 5110(h).

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

DESCRIPTION OF SECURITIES WE MAY OFFER

We may offer, from time to time, our common shares, warrants to purchase common shares and debt securities, either individually or in units in amounts we will determine from time to time, under this prospectus at prices and on terms to be determined by market conditions at the time of offering. This prospectus provides you with a general description of the securities we may offer. See “Description of Common Shares”, “Description of Warrants”, “Description of Debt Securities” and “Description of Units” below. Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;

•	aggregate offering price;

•	voting or other rights, if any; and

•	important federal income tax considerations.

The prospectus supplement and any related free writing prospectus also may supplement, or, as applicable, add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

The terms of any particular offering, the offering price and the net proceeds to us will be contained in the prospectus supplement, information incorporated by reference or free writing prospectus relating to such offering.

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DESCRIPTION OF COMMON SHARES

The description below of our capital shares is a summary and is qualified in its entirety by reference to our Articles of Incorporation (“Articles”). For a complete description, you should refer to our Articles a copy of which is on file with the SEC.

Our Articles authorizes the issuance of an unlimited number of common shares, without par value.

Each holder of common shares is entitled to one vote for each share on all matters submitted to a vote of the shareholders, except matters that relate only to one or more of the series of preferred share, and each holder does not have cumulative voting rights. Accordingly, the holders of a majority of the common shares entitled to vote in any election of directors can elect all of the directors standing for election, if they so choose.

Subject to preferences that may be applicable to any then outstanding preferred stock, holders of common shares are entitled to receive ratably those dividends, if any, as may be declared from time to time by the board of directors out of legally available funds. In the event of our liquidation, dissolution or winding up, holders of common shares will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any outstanding preferred shares.

Holders of common shares have no preemptive or conversion rights or other subscription rights, and there are no redemption or sinking fund provisions applicable to the common share. All outstanding common shares are, and the common shares offered by us in this offering, when issued and paid for, will be fully paid and nonassessable. The rights, preferences and privileges of the common shares are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred share which we may designate in the future.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase common shares. We may issue the warrants independently or together with any underlying securities, and the warrants may be attached or separate from the underlying securities. We may also issue a series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The following description is a summary of selected provisions relating to the warrants that we may issue. The summary is not complete. When warrants are offered in the future, a prospectus supplement, information incorporated by reference or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the warrants as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of warrants in the applicable prospectus supplement, information incorporated by reference or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific warrant document or agreement. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of warrants. See “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” above for information on how to obtain a copy of a warrant document when it is filed.

When we refer to a series of warrants, we mean all warrants issued as part of the same series under the applicable warrant agreement.

Terms

The applicable prospectus supplement, information incorporated by reference or free writing prospectus, may describe the terms of any warrants that we may offer, including, but not limited to, the following:

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•	the title of the warrants;

•	the total number of warrants;

•	the price or prices at which the warrants will be issued;

•	the price or prices at which the warrants may be exercised;

•	the currency or currencies that investors may use to pay for the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	whether the warrants will be issued in registered form or bearer form;

•	information with respect to book-entry procedures, if any;

•	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

•	if applicable, the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

•	if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

•	if applicable, a discussion of certain United States federal income tax considerations;

•	if applicable, the terms of redemption of the warrants;

•	the identity of the warrant agent, if any;

•	the procedures and conditions relating to the exercise of the warrants; and

•	any other terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

Warrant Agreement

We may issue the warrants in one or more series under one or more warrant agreements, each to be entered into between us and a bank, trust company, or other financial institution as warrant agent. We may add, replace, or terminate warrant agents from time to time. We may also choose to act as our own warrant agent or may choose one of our subsidiaries to do so.

The warrant agent under a warrant agreement will act solely as our agent in connection with the warrants issued under that agreement. Any holder of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise those warrants in accordance with their terms.

Form, Exchange and Transfer

We may issue the warrants in registered form or bearer form. Warrants issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the warrants represented by the global security. Those investors who own beneficial interests in a global warrant will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue warrants in non-global form, i.e., bearer form. If any warrants are issued in non-global form, warrant certificates may be exchanged for new warrant certificates of different denominations, and holders may exchange, transfer, or exercise their warrants at the warrant agent’s office or any other office indicated in the applicable prospectus supplement, information incorporated by reference or free writing prospectus.

Prior to the exercise of their warrants, holders of warrants exercisable for shares of common share will not have any rights of holders of common share and will not be entitled to dividend payments, if any, or voting rights of the common share.

Exercise of Warrants

A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement, information incorporated by reference or free writing prospectus. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable offering material. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be redeemed as set forth in the applicable offering material.

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Warrants may be exercised as set forth in the applicable offering material. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable offering material, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

DESCRIPTION OF DEBT SECURITIES

General

We may issue debt securities which may or may not be converted into common shares. We may issue the debt securities independently or together with any underlying securities, and warrants may be attached or separate from the underlying securities. In connection with the issuance of any debt securities, we do not intend to issue them pursuant to a trust indenture upon reliance of Section 304(a)(8) of the Trust Indenture Act and Rule 4a-1 promulgated thereunder.

The following description is a summary of selected provisions relating to the debt securities that we may issue. The summary is not complete. When debt securities are offered in the future, a prospectus supplement, information incorporated by reference or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the debt securities as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of debt securities in the applicable prospectus supplement, information incorporated by reference or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific debt securities document or agreement. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of warrants. See “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” above for information on how to obtain a copy of a debt security document when it is filed.

When we refer to a series of debt securities, we mean all debt securities issued as part of the same series under the applicable indenture, if any.

Terms

The applicable prospectus supplement, information incorporated by reference or free writing prospectus, may describe the terms of any debt securities that we may offer, including, but not limited to, the following:

●	The title of the debt securities;

●	The total amount of the debt securities

●	The amount or amounts of the debt securities will be issued and interest rate;

●	The conversion price at which the debt securities may be converted;

●	The date on which the right to exercise the debt securities will commence and the date on which the right will expire;

●	If applicable, the minimum or maximum amount of debt securities that may be exercised at any one time;

●	If applicable, the designation and terms of the underlying securities with which the debt securities are issued and the amount of debt securities issued with each underlying security;

●	If applicable, a discussion of material United States federal income tax consideration;

●	If applicable, the terms of the payoff of the debt securities;

●	The identity of the indenture agent, if any;

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●	The procedures and conditions relating to the exercise of the debt securities; and

●	Any other terms of the debt securities, including terms, procedure and limitation relating to the exchange or exercise of the debt securities.

Form, Exchange and Transfer

We may issue the debt securities in registered form or bearer form. Debt securities issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the debt securities represented by the global security. Those investors who own beneficial interests in global debt securities will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue warrants in non-global form, i.e., bearer form. If any debt securities are issued in non-global form, debt securities certificates may be exchanged for new warrant certificates of different denominations, and holders may exchange, transfer, or exercise their warrants at the warrant agent’s office or any other office indicated in the applicable prospectus supplement, information incorporated by reference or free writing prospectus.

Prior to the exercise of their debt securities, holders of debt securities exercisable for shares of debt securities will not have any rights of holders of common shares, and will not be entitled to dividend payments, if any, or voting rights of the common shares.

Conversion of Debt Securities

A debt security may entitle the holder to purchase, in exchange for the extinguishment of debt, an amount of securities at an exercise price that will be stated in the debt security. Debt securities may be converted at any time up to the close of business on the expiration date set forth in the terms of such debt security. After the close of business on the expiration date, debt securities not exercised will be paid in accordance with their terms.

Debt securities may be converted as set forth in the applicable offering material. Upon receipt of a notice of conversion properly completed and duly executed at the corporate trust office of the indenture agent, if any, or to us, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the debt security represented by such security is converted, a new debt security will be issued for the remaining debt security.

DESCRIPTION OF UNITS

We may issue units composed of any combination of our common share and warrants. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The following description is a summary of selected provisions relating to units that we may offer. The summary is not complete. When units are offered in the future, a prospectus supplement, information incorporated by reference or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the units as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of units in the applicable prospectus supplement, information incorporated by reference or free writing prospectus is subject to and is qualified in its entirety by reference to the unit agreement, collateral arrangements and depositary arrangements, if applicable. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of units. See “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” above for information on how to obtain a copy of a document when it is filed.

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The applicable prospectus supplement, information incorporated by reference or free writing prospectus may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities composing the units;

•	whether the units will be issued in fully registered or global form; and

•	any other terms of the units.

The applicable provisions described in this section, as well as those described under “Description of Capital Shares” and “Description of Warrants” above, will apply to each unit and to each security included in each unit, respectively.

COMPARISON OF ALBERTA AND DELAWARE CORPORATE LAW

COMPARISON OF SHAREHOLDER RIGHTS

The Company is a corporation governed by the Business Corporations Act (Alberta) (“BCA”). The BCA differs in some material respects from the laws generally applicable to corporation in states within the United States. We are providing the following discussion, for illustration purposes only, a summary of certain material differences affecting Delaware corporations under the Delaware General Corporation Law (the “DGCL”) and the BCA. This summary is qualified in its entirety by reference to the DGCL, the BCA, and the Company’s articles.

	Delaware	Business Corporations Act (Alberta)
Stockholder/ Shareholder Approval of Business Combinations; Fundamental Changes

Under the DGCL, certain fundamental changes, such as amendments to the certificate of incorporation, a merger, consolidation, sale, lease, exchange or other disposition of all or substantially all of the property of a corporation not in the usual and regular course of the corporation’s business, or a dissolution of the corporation, are generally required to be approved by the affirmative vote of the holders of a majority of the outstanding stock present in person or represented by proxy and entitled to vote on the matter, unless a corporation’s certificate of incorporation or the bylaws require a higher percentage.

Under the BCA and the Company’s articles, certain alterations, such as changes to authorized share structure, continuances, into or out of province, certain amalgamations, sales, leases or other dispositions of all or substantially all of the property of the company (other than in the ordinary course of business) liquidations, dissolutions, and certain arrangements are required to be approved by ordinary or special resolution as applicable.

An ordinary resolution is a resolution (i) passed at a shareholders’ meeting by a simple majority of the votes cast by shareholders voting shares that carry the right to vote at general meetings, or (ii) passed, after being submitted to all of the shareholders holding shares that carry the right to vote at general meetings, by being consented to in writing all of the shareholders entitled to vote on the resolution.

24

Delaware	Business Corporations Act (Alberta)

However, generally under the DGCL, stockholder approval is not required if the number of shares of common stock, including securities convertible into common stock, of a corporation issued in a merger does not exceed 20% of its stock outstanding immediately prior to the effective date of the merger. In certain situations, the approval of a business combination may require approval by a certain number of the holders of a class or series of shares. In addition, Section 251(h) of the DGCL provides that stockholders of a constituent corporation need not vote to approve a merger if: (i) the merger agreement permits or requires the merger to be effected under Section 251(h) and provides that the merger shall be effected as soon as practicable following the tender offer or exchange offer, (ii) a corporation consummates a tender or exchange offer for any and all of the outstanding stock of such constituent corporation that would otherwise be entitled to vote to approve the merger, (iii) immediately following the consummation of the offer, the stock accepted for purchase or exchanges plus the stock owned by the consummating corporation equals at least the percentage of stock that would be required to adopt the agreement of merger under the DGCL, (iv) the corporation consummating the offer merges with or into such constituent corporation and (v) each outstanding share of each class or series of stock of the constituent corporation that was the subject of and not irrevocably accepted for purchase or exchange in the offer is to be converted in the merger into, or the right to receive, the same consideration to be paid for the shares of such class or series of stock of the constituent corporation irrevocably purchased or exchanged in such offer.

The DGCL does not contain a procedure comparable to a plan of arrangement under BCA.

A special resolution is a resolution (i) passed by not less than two-thirds of the votes cast by the shareholders voting shares that carry the right to vote at general meetings who voted in respect of the resolution at a meeting duly called and held for that purpose or (ii) passed by being consented to in writing by all shareholders entitled to vote on the resolution.

Holders of multiple voting shares and subordinate voting shares vote together at all meetings of shareholders except meetings at which only holders of a particular class are entitled to vote.

Under the BCA, an action that prejudices or interferes with a right or special right attached to issued shares of a class or series of shares must be approved by a separate special resolution of the holders of the class or series of shares being affected.

25

Delaware	Business Corporations Act (Alberta)

Arrangements are permitted under the BCA. In general, a plan of arrangement is approved by a corporation’s board of directors and then is submitted to a court for approval. It is customary for a corporation in such circumstances to apply to a court initially for an interim order governing various procedural matters prior to calling any security holder meeting to consider the proposed arrangement. Plans of arrangement involving shareholders must be approved by a special resolution of shareholders, including holders of shares not normally entitled to vote. The court may, in respect of an arrangement proposed with persons other than shareholders and creditors, require that those persons approve the arrangement in the manner and to the extent required by the court. The court determines, among other things, to whom notice shall be given and whether, and in what manner, approval of any person is to be obtained and also determines whether any shareholders may dissent from the proposed arrangement and receive payment of the fair value of their shares. Following compliance with the procedural steps contemplated in any such interim order (including as to obtaining security holder approval), the court would conduct a final hearing, which would, among other things, assess the fairness of the arrangement and approve or reject the proposed arrangement.

The BCA does not contain a provision comparable to Section 251(h) of the DGCL.

26

	Delaware	Business Corporations Act (Alberta)
Special Vote Required for Combinations with Interested Stockholders/ Shareholders

Unless a Delaware corporation’s certificate of incorporation provides that it elects not to be governed by Section 203 of the DGCL, a Delaware corporation may not engage in a business combination with an interested stockholder for a period of three years after the time of the transaction in which the person became an interested stockholder, unless (i) the board of directors of the corporation, prior to the time of the transaction in which the person became an interested stockholder, approves either the business combination or the transaction in which the stockholder becomes an interested stockholder; (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding shares owned by directors and officers of the corporation and shares held in certain types of employee stock plans); or (iii) the board of directors and the holders of at least two-thirds of the outstanding voting stock not owned by the interested stockholder approve the business combination on or after the time of the transaction in which the person became an interested stockholder.

For purposes of Section 203, the DGCL, subject to specified exceptions, generally defines an interested stockholder to include any person who, together with that person’s affiliates or associates, (i) owns 15% or more of the outstanding voting stock of the corporation (including any rights to acquire stock pursuant to an option, warrant, agreement, arrangement or understanding, or upon the exercise of conversion or exchange rights, and stock with respect to which the person has voting rights only), or (ii) is an affiliate or associate of the corporation and owned 15% or more of the outstanding voting stock of the corporation at any time within the previous three years.

The BCA does not contain a provision comparable to Section 203 of the DGCL with respect to business combinations.

27

	Delaware	Business Corporations Act (Alberta)
Appraisal Rights; Rights to Dissent

Under the DGCL, a stockholder of a corporation participating in some types of major corporate transactions may, under varying circumstances, be entitled to appraisal rights pursuant to which the stockholder may receive cash in the amount of the fair market value of his or her shares in lieu of the consideration he or she would otherwise receive in the transaction.

For example, a stockholder is entitled to appraisal rights in the case of a merger or consolidation if the shareholder is required to accept in exchange for the shares anything other than: (i) shares of stock of the corporation surviving or resulting from the merger or consolidation, or depository receipts in respect thereof; (ii) shares of any other corporation, or depository receipts in respect thereof, that on the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 shareholders; (iii) cash instead of fractional shares of the corporation or fractional depository receipts of the corporation; or (iv) any combination of the foregoing.

The BCA provides that shareholders of a corporation are entitled to exercise dissent rights in respect of certain matters and to be paid the fair value of their shares in connection therewith. The dissent right is applicable where the corporation resolves to (i) alter its articles to alter the restrictions on the powers of the corporation or on the business it is permitted to carry on; (ii) approve certain amalgamations; (iii) approve an arrangement, where the terms of the arrangement or court orders relating thereto permit dissent; (iv) sell, lease or otherwise dispose of all or substantially all of its property; or (v) continue the corporation into another jurisdiction.

Dissent may also be permitted if authorized by resolution. A court may also make an order permitting a shareholder to dissent in certain circumstances.

Stockholder/ Shareholder Consent to Action Without Meeting

Under the DGCL, unless otherwise provided in a corporation’s certificate of incorporation, any action that can be taken at a meeting of the stockholders may be taken without a meeting if written consent to the action is signed by the holders of outstanding stock having not less than the minimum number of votes necessary to authorize or take the action at a meeting of the stockholders.

Although it is not customary for public companies to do so, under the BCA, shareholder action without a meeting may be taken by a consent resolution of shareholders signed by all of the shareholders entitled to vote on that resolution. A consent resolution is as valid and effective as if it was a resolution passed at a meeting of shareholders.

28

	Delaware	Business Corporations Act (Alberta)
Special Meetings of Stockholders/ Shareholders	Under the DGCL, a special meeting of shareholders may be called by the board of directors or by such persons authorized in the certificate of incorporation or the bylaws.	Under the BCA, a special meeting of shareholders may be called by the board of directors.

Distributions and Dividends; Repurchases and Redemptions

Under the DGCL, subject to any restrictions contained in the certificate of incorporation, a corporation may pay dividends out of its capital surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared or the preceding fiscal year, as long as the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the capital represented by issued and outstanding shares having a preference upon the distribution of assets. Surplus is defined in the DGCL as the excess of the net assets over capital, as such capital may be adjusted by the board.

A Delaware corporation may purchase or redeem shares of any class for cash or other property except when its capital is impaired or would be impaired by the purchase or redemption. A corporation may, however, purchase or redeem out of capital shares that are entitled, upon any distribution of its assets, to a preference over another class or series of its shares or, if no shares entitled to a preference are outstanding, any of its shares if such shares will be retired and the capital reduced.

Under the BCA, unless its charter or an enactment provides otherwise, a corporation may pay a dividend in money or other property (including by issuing shares by way of dividend) unless there are reasonable grounds for believing that the corporation is insolvent, or the payment of the dividend would render the corporation insolvent.

The BCA provides that no special rights or restrictions attached to a series of any class of shares confer on the series a priority in respect of dividends or return of capital over any other series of shares of the same class.

Under the BCA, the purchase or other acquisition by a corporation of its shares is generally subject to solvency tests similar to those applicable to the payment of dividends (as set out above). The Company is permitted, under its articles, to acquire any of its shares, subject to the special rights and restrictions attached to such class or series of shares and the approval of its board of directors.

Under the BCA, subject to solvency tests similar to those applicable to the payment of dividends (as set out above), a corporation may redeem, on the terms and in the manner provided in its articles, any of its shares that has a right of redemption attached to it.

29

	Delaware	Business Corporations Act (Alberta)
Vacancies on Board of Director	Under the DGCL, a vacancy or a newly created directorship may be filled by a majority of the directors then in office, although less than a quorum, or by the sole remaining director, unless otherwise provided in the certificate of incorporation or bylaws. Any newly elected director usually holds office for the remainder of the full term expiring at the annual meeting of stockholders at which the term of the class of directors to which the newly elected director has been elected expires.

Under the BCA and the Company’s articles, a vacancy among the directors may be filled by a quorum of directors, except in the case of a vacancy resulting from an increase in the number of directors or from a failure to elect the minimum number of directors required by the Company’s articles.

If there is not a quorum of directors, or if there has been a failure to elect the minimum number of directors required by the Company’s articles, the directors then in office shall forthwith call a special meeting of shareholders to fill the vacancy and, if they fail to call a meeting or if there are no directors then in office, the meeting may be called by any shareholder.

Under the BCA and if permitted by a corporation’s articles, directors of the corporation may, between annual general meetings, appoint one or more additional directors to serve until the next annual general meeting, but the number of directors shall not at any time exceed 1/3 of the number of directors who held office at the expiration of the last annual meeting of the corporation.

Removal of Directors; Terms of Directors	Under the DGCL, except in the case of a corporation with a classified board or with cumulative voting, any director or the entire board may be removed, with or without cause, by the holders of a majority of the shares entitled to vote at an election of directors. If a Delaware corporation has a classified board, unless its certificate of incorporation provides otherwise, any director or the entire board may only be removed by stockholders for cause.	The BCA provides for the removal of a director by ordinary resolution passed at a special meeting of the shareholders. All directors are eligible for re-election or re-appointment.

30

	Delaware	Business Corporations Act (Alberta)
Inspection of Books and Records	Under the DGCL, any holder of record of stock or a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person has the right during usual business hours to inspect the corporation’s books and records for a proper purpose.

Under the BCA, directors and shareholders, including their agents and legal representatives, may, without charge, inspect certain of the records of a corporation.

Public corporations, upon payment of a reasonable fee, must provide any requesting person with certain information regarding the identity and holdings of its shareholders.

Amendment of Governing Documents

Under the DGCL, a certificate of incorporation may be amended if: (i) the board of directors adopts a resolution setting forth the proposed amendment, declares the advisability of the amendment and directs that it be submitted to a vote at a meeting of shareholders; provided that, unless required by the certificate of incorporation, no meeting or vote is required to adopt an amendment for certain specified changes; and (ii) the holders of a majority of the outstanding shares of stock entitled to vote on the matter approve the amendment, unless the certificate of incorporation requires the vote of a greater number of shares.

If a class vote on the amendment is required by the DGCL, a majority of the outstanding stock of the class is required, unless a greater proportion is specified in the certificate of incorporation or by other provisions of the DGCL.

Under the DGCL, the board of directors may amend a corporation’s bylaws if so authorized in the certificate of incorporation. The shareholders of a Delaware corporation also have the power to amend bylaws.

The BCA provides that substantive changes to a corporation’s articles (such as a change in the corporation’s authorized share structure or a change in the special rights or restrictions that may be attached to a certain class or series of shares) may be made only by special resolution of the shareholders of the corporation.

The BCA permits the directors to make amendments to any of a corporation’s bylaws that regulate the business or affairs of the corporation by resolution. Any such amendment is required to be submitted to the shareholders at the next shareholder meeting to be confirmed, rejected or amended by ordinary resolution.

Our articles provide that certain changes to the Company’s share structure and any creation or alteration of special rights and restrictions attached to a series or class of shares be done by way of ordinary resolution. However, if a right or special right attached to a class or series of shares would be prejudiced or interfered with by such an alteration, the BCA requires that holders of such class or series of shares must approve the alteration by a sperate special resolution of those shareholders.

31

	Delaware	Business Corporations Act (Alberta)
Indemnification of Directors and Officers

Under the DGCL, subject to specified limitations in the case of derivative suits brought by a corporation’s stockholders in its name, a corporation may indemnify any person who is made a party to any action, suit or proceeding on account of being a director, officer, employee or agent of the corporation (or was serving at the request of the corporation in such capacity for another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding, provided that there is a determination that: (i) the individual acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation; and (ii) in a criminal action or proceeding, the individual had no reasonable cause to believe his or her conduct was unlawful.

Without court approval, however, no indemnification may be made in respect of any derivative action in which an individual is adjudged liable to the corporation, except to the extent the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity.

Under the BCA, a corporation may indemnify: (i) a current or former director or officer of that corporation; or (ii) a current or former director or officer of another corporation if, at the time such individual held such office, the corporation was an affiliate of the corporation, or if such individual held such office at the corporation’s request against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal, administrative or other legal proceeding or investigative action (whether current, threatened, pending or completed) in which he or she is involved because of that person’s position as an indemnifiable person, unless: (i) the individual did not act honestly and in good faith with a view to the best interests of such corporation or the other entity, as the case may be; or (ii) in the case of a proceeding other than a civil proceeding, the individual did not have reasonable grounds for believing that the individual’s conduct was lawful. A corporation cannot indemnify an indemnifiable person if it is prohibited from doing so under its articles. In addition, a corporation must not indemnify an indemnifiable person in proceedings brought against the indemnifiable person by or on behalf of the corporation or an associated corporation, except where the indemnifiable person was substantially successful on the merits in their defense of the proceedings and would otherwise be entitled to indemnification. A corporation may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an indemnifiable person in respect of that proceeding, but if it is ultimately determined that the payment of expenses was prohibited, the indemnifiable person will repay any amounts advanced. On application from an indemnifiable person, a court may make any order the court considers appropriate in respect of an eligible proceeding.

32

	Delaware	Business Corporations Act (Alberta)

The DGCL requires indemnification of directors and officers for expenses (including attorneys’ fees) actually and reasonably relating to a successful defense on the merits or otherwise of a derivative or third-party action.

Under the DGCL, a corporation may advance expenses to any director or officer relating to the defense of any proceeding upon the receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified.

As permitted by the BCA, the Company’s articles require it to indemnify its directors, officers, former directors or officers (and such individual’s respective heirs and legal representatives) and permit the Company to indemnify any person to the extent permitted by the BCA.
Limited Liability of Directors	The DGCL permits the adoption of a provision in a corporation’s certificate of incorporation limiting or eliminating the monetary liability of a director to a corporation or its shareholders by reason of a director’s breach of the director’s fiduciary duties, except for (i) any breach the duty of loyalty to the corporation or its shareholders; (ii) any act or omission not in good faith or involving intentional misconduct or a known violation of law; (iii) any breach in which the director obtains an improper personal benefit from the corporation; or (iv) the unlawful payment of a dividend or the unlawful approval a stock repurchase.

Under the BCA, a director or officer of a corporation must (i) act honestly and in good faith with a view to the best interests of the corporation; (ii) exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances; (iii) act in accordance with the BCA and the regulations thereunder; and (iv) subject to (i) to (iii), act in accordance with the articles and bylaws of the corporation. These statutory duties are in addition to duties under common law and equity.

No provision in a contract or the articles of a company may relieve a director or officer of a company from the above duties.

Under the BCA, a director is not liable for certain acts if the director has otherwise complied with his or her duties and relied, in good faith, on (i) financial statements of the company represented to the director by an officer of the company or in a written report of the auditor of the company to fairly reflect the financial position of the company, (ii) a written report of a lawyer, accountant, engineer, appraiser or other person whose profession lends credibility to a statement made by that person, (iii) a statement of fact represented to the director by an officer of the company to be correct, or (iv) any record, information or representation that the court considers provides reasonable grounds for the actions of the director, whether or not that record was forged, fraudulently made or inaccurate or that information or representation was fraudulently made or inaccurate. Further, a director is not liable if the director did not know and could not reasonably have known that the act done by the director or authorized by the resolution voted for or consented to by the director was contrary to the BCA.

33

Delaware	Business Corporations Act (Alberta)

Under the BCA, a director is not liable for certain acts if the director has otherwise complied with his or her duties and relied, in good faith, on (i) financial statements of the company represented to the director by an officer of the company or in a written report of the auditor of the company to fairly reflect the financial position of the company, (ii) a written report of a lawyer, accountant, engineer, appraiser or other person whose profession lends credibility to a statement made by that person, (iii) a statement of fact represented to the director by an officer of the company to be correct, or (iv) any record, information or representation that the court considers provides reasonable grounds for the actions of the director, whether or not that record was forged, fraudulently made or inaccurate or that information or representation was fraudulently made or inaccurate. Further, a director is not liable if the director did not know and could not reasonably have known that the act done by the director or authorized by the resolution voted for or consented to by the director was contrary to the BCA.

34

	Delaware	Business Corporations Act (Alberta)
Blank Check Preferred Stock/Shares

Under the DGCL, the certificate of incorporation of a corporation may give the board the right to issue new classes of preferred shares with voting, conversion, dividend distribution, and other rights to be determined by the board at the time of issuance, which could prevent a takeover attempt and thereby preclude shareholders from realizing a potential premium over the market value of their shares.

In addition, the DGCL does not prohibit a corporation from adopting a shareholder rights plan, or “poison pill,” which could prevent a takeover attempt and also preclude shareholders from realizing a potential premium over the market value of their shares.

Under the Company’s articles, the preferred shares may be issued in one or more series. Accordingly, the Company’s board of directors is authorized, without shareholder approval, but subject to the provisions of the BCA, to determine the maximum number of shares of each series, create an identifying name for each series and attach such special rights or restrictions, including dividend, liquidation and voting rights, as the Company’s board of directors may determine, and such special rights or restrictions, including dividend, liquidation and voting rights, may be superior to those of the subordinate voting shares and multiple voting shares. The issuance of preferred shares, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change of control of the Company and might adversely affect the market price of the Company’s subordinate voting shares and the voting and other rights of the holders of subordinate voting shares. Under the BCA, each share of a series of shares must have the same special rights or restrictions as are attached to every other share of that series of shares. In addition, the special rights or restrictions attached to shares of a series of shares must be consistent with the special rights or restrictions attached to the class of shares of which the series of shares is part.

In addition, the BCA does not prohibit a corporation from adopting a shareholder rights plan, or “poison pill,” which could prevent a takeover attempt and also preclude shareholders from realizing a potential premium over the market value of their shares.

35

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The material United States Federal income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement relating to the offering of those securities.

EXPENSE OF THE ISSUANCE AND DISTRIBUTION

The following table sets forth those expenses to be incurred by us in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimates, except the SEC registration fee.

SEC registration fee	$$2,728
Legal fees and expenses	(1)
Accounting fees and expenses	(1)
Printing and postage expenses	(1)
Miscellaneous expenses	(1)
Total	(1)

(1) These expenses are not presently known and cannot be estimated at this time as they are based upon the amount and type of security being offered, as well as the number of offerings. The aggregate amount of these expenses will be reflected in the applicable prospectus supplement.

MATERIAL CHANGES

Except as otherwise described in our Annual Report on Form 20-F, as amended, for the fiscal year ended August 31, 2019 and in our Reports on Form 6-K filed or submitted under the Exchange Act and incorporated by reference herein and as disclosed in this prospectus, no reportable material changes have occurred since August 31, 2019.

LISTING

Our common shares are listed on NYSE American and Toronto Stock Exchange under the symbols “TRX” and “TXN”.

TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for our common shares is Odyssey Trust Company, Stock Exchange Tower 350, 300 5th Avenue SW, Calgary, Alberta Canada T2P 3C4; 888-290-1175.

LEGAL MATTERS

Certain legal matters in connection with the securities offered hereby will be passed upon for us by Miller Thomson LLP, Vancouver, Canada and Lewis Brisbois Bisgaard & Smith, LLP San Francisco, California with respect to matters of United States law.

EXPERTS

The consolidated financial statements of the Company, incorporated by reference in the Company's Annual Report (Form 20-F), as amended, for the year ended August 31, 2019, have been audited by Dale Matheson Carr-Hilton Labonte LLP, independent registered public accounting firm, as set forth in their report thereon. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Information relating to certain of the Company’s mineral properties in this prospectus and the documents incorporated by reference herein has been derived from reports, statements or opinions prepared or certified by Virimai Projects (Virimai) and Crundwell Metallurgy (Crundwell) and this information has been included in reliance on such company’s expertise.

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ENFORCEABILITY OF CIVIL LIABILITIES

The enforcement by investors of civil liabilities under U.S. federal securities laws may be affected adversely by the fact that we are incorporated under the laws of the Province of Alberta, Canada, that many of our officers and directors are residents of countries other than the United States, that some of the experts named in this prospectus are residents of countries other than the United States, and that some of our assets and the assets of said persons are located outside the United States.

In particular, it may be difficult to bring and enforce suits against us or said persons under U.S. federal securities laws. It may be difficult for U.S. holders of our common shares to effect service of process on us or said persons within the United States or to enforce judgments obtained in the United States based on the civil liability provisions of the U.S. federal securities laws against us or said persons. In addition, a shareholder should not assume that the courts of Canada (i) would enforce judgments of U.S. courts obtained in actions against us, our officers or directors, or other said persons, predicated upon the civil liability provisions of the U.S. federal securities laws or other laws of the United States, or (ii) would enforce, in original actions, liabilities against us, our officers or directors or other said persons predicated upon the U.S. federal securities laws or other laws of the United States.

37

You should rely only on the information contained in this document. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

32,923,078 Common Shares

  A.G.P.

February 9, 2021